Exhibit 99.1

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK
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In re: DYNEGY HOLDINGS, LLC, et al.,(1) Debtors.	: : : : : : :	Chapter 11 Case No. 11-38111 (CGM) Jointly Administered
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OPERATING DEBTORS’ JOINT PLAN OF LIQUIDATION PURSUANT TO

CHAPTER 11 OF THE BANKRUPTCY CODE

SIDLEY AUSTIN LLP

James F. Conlan (pro hac vice)
Paul S. Caruso
Joel G. Samuels (pro hac vice)

Brian J. Lohan (pro hac vice)

787 Seventh Avenue
New York, New York 10019
Telephone: (212) 839-5300

Facsimile:  (212) 839-5599

COUNSEL FOR THE OPERATING DEBTORS AND DEBTORS IN POSSESSION

Dated:    January 21, 2013

(1)           The Operating Debtors, together with the last four digits of each Operating Debtor’s federal tax identification number, are Dynegy Northeast Generation, Inc. (6760); Hudson Power, L.L.C. (NONE); Dynegy Danskammer, L.L.C. (9301); and Dynegy Roseton, L.L.C. (9299).  The location of the corporate headquarters and the service address for Dynegy Northeast Generation, Inc. and Hudson Power, L.L.C. is 601 Travis Street Ste. 1400, Houston, Texas 77002.  The location of the service address for Dynegy Roseton, L.L.C. is 992 River Road, Newburgh, New York 12550.  The location of the service address for Dynegy Danskammer, L.L.C. is 994 River Road, Newburgh, New York 12550.

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5.12.	Fractional Cents	15
5.13.	Third Party Agreements; Subordination	16
5.14.	Release of Funds in Reserves	16
5.15.	Additional Reserve Funding	16
5.16.	Allowance of Lease Trustee Claims	16
5.17.	Certificate of Completion of Distributions	16

ARTICLE VI. MEANS FOR IMPLEMENTATION OF THE PLAN		16

6.1.	Substantive Consolidation/Merger/Dissolution	16
6.2.	Settlement of Certain Claims	17
6.3.	Implementing Actions	17
6.4.	Conditions to Plan Effectiveness	18
6.5.	Waiver of Conditions	18
6.6.	Satisfaction of Conditions	19
6.7.	Non-Occurrence of the Effective Date	19
6.8.	Continuing Existence of the Post-Effective Date Debtor	19
6.9.	Corporate Action	19
6.10.	Transactions Contemplated Under the APAs and Sale Order	20
6.11.	Vesting of Assets in the Post-Effective Date Debtor	20
6.12.	Subsequent Dissolution/Records	20
6.13.	Plan Administrator	20
6.14.	Duties and Powers of the Plan Administrator	21
6.15.	No Agency Relationship, Limitation of Liability of Plan Administrator, Indemnification and Insurance	22
6.16.	Dissolution of Committee	22
6.17.	Causes of Action	22
6.18.	Remaining Assets	23
6.19.	Counterclaims	24
6.20.	Post Confirmation Date Professional Fees	24
6.21.	Post-Effective Date Reserve	24
6.22.	Closing of the Operating Debtors’ Chapter 11 Cases	24

ARTICLE VII. TREATMENT OF EXECUTORY CONTRACTS AND LEASES		25

7.1.	Contracts and Leases Not Specifically Assumed and Assigned Are Rejected	25
7.2.	Bar Date for Filing Claim for Rejection Damages	25
7.3.	Cure	25
7.4.	Preexisting Obligations to the Operating Debtors Under Executory Contracts and Unexpired Leases	25

ARTICLE VIII. PROVISIONS REGARDING TREATMENT OF DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS		26

8.1.	Disputed General Unsecured Claims Reserve	26
8.2.	Objections to and Resolution of Disputed Claims	26
8.3.	No Distributions Pending Allowance	26
8.4.	Estimation of Claims	26
8.5.	No Post-Effective Date Interest	27

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ARTICLE IX. EFFECTS OF CONFIRMATION OF THE PLAN		27

9.1.	Release of Liens	27
9.2.	Exemption from Certain Taxes and Fees	27
9.3.	Releases by the Operating Debtors	28
9.4.	Releases by Holders of Claims and Equity Interests	29
9.5.	Injunction Enjoining Holders of Claims Against the Operating Debtors	29
9.6.	Exculpation of Operating Debtors, Committee, and Lease Trustee	30
9.7.	Cancellation of Existing Notes, Securities and Instruments	31
9.8.	Disallowance of Claims	31
9.9.	Amendments to Claims	32
9.10.	Compromise and Settlement of Claims, Equity Interests and Controversies	32
9.11.	Special Provision Governing Accrued Fee Claims and Final Fee Applications	32
9.12.	Asset Purchase Agreements	32
9.13.	DH/Dynegy Plan	33

ARTICLE X. RETENTION OF JURISDICTION		33

ARTICLE XI. MISCELLANEOUS PROVISIONS		34

11.1.	Substantial Consummation	34
11.2.	Satisfaction of Claims	35
11.3.	Special Provisions Regarding Insured Claims	35
11.4.	Notices	35
11.5.	Headings	38
11.6.	Governing Law	38
11.7.	Limitation on Notice	38
11.8.	Plan Supplement	39
11.9.	Amendment or Modification of the Plan	39
11.10.	Revocation and Withdrawal of the Plan	39
11.11.	Setoff Rights	40
11.12.	Compliance with Tax Requirements	40
11.13.	Binding Effect	40
11.14.	Successors and Assigns	40
11.15.	Entire Agreement	41
11.16.	Severability	41
11.17.	No Admissions	41

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EXHIBITS

Glossary of Defined Terms	Exhibit “A”

ARTICLE I.
DEFINITIONS AND INTERPRETATION

1.1.         Definitions

The capitalized terms used herein shall have the respective meanings set forth in the Glossary of Defined Terms attached hereto as Exhibit A.

1.2.         Interpretation

Unless otherwise specified, all section, article, and exhibit references in the Plan are to the respective section in, article of, or exhibit to the Plan, as the same may be amended, waived, or modified from time to time as permitted herein.  Words denoting the singular number shall include the plural number and vice versa, as appropriate, and words denoting one gender shall include the other gender.  In the event of any ambiguity or conflict between the Plan and the Disclosure Statement, the provisions of the Plan shall govern.

1.3.                            Application of Definitions and Rules of Construction Contained in the Bankruptcy Code

Words and terms defined in section 101 of the Bankruptcy Code shall have the same meanings when used in the Plan, unless a different definition is given in the Glossary of Defined Terms attached hereto as Exhibit A.  The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan.

1.4.         Computation of Time

The provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein.

1.5.         Other Terms

Unless otherwise specified, the words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan.

1.6.         Appendices and Plan Supplement

All exhibits and appendices to the Plan and the Plan Supplement are incorporated into the Plan by this reference and are a part of the Plan as if set forth in full herein.  The Plan Supplement shall be filed with the Bankruptcy Court not less than ten (10) days prior to the Plan Objection Deadline.  Holders of Claims and Equity Interests may obtain a copy of the Plan Supplement, once filed, at https://ecf.nysb.uscourts.gov/ and http://dm.epiq11.com/dynegyholdingsllc, or by a written request sent to the following address:

Dynegy Holdings LLC Ballot Processing Center
c/o Epiq Bankruptcy Solutions LLC
FDR Station, P.O. Box 5014
New York, NY 10150

ARTICLE II.
TREATMENT OF UNCLASSIFIED CLAIMS, ADMINISTRATIVE, PRIORITY TAX, AND FEE CLAIMS

2.1.         DIP Claims

Unless the DIP Lender shall agree to different treatment, the DIP Lender shall receive Cash in accordance with Sections 3.3 and 5.7 hereof on account of the DIP Claims.  All amounts received by the DIP Lender in accordance with Sections 3.3 and 5.7 of the Plan shall be deemed to be in full and final satisfaction of the DIP Claims.

2.2.         Allowed Administrative Claims

Except to the extent that any entity entitled to payment of any Allowed Administrative Claim agrees to a less favorable treatment or unless otherwise ordered by the Bankruptcy Court, each holder of an Allowed Administrative Claim shall receive Cash in an amount equal to such Allowed Administrative Claim on the later of (i) the Effective Date and (ii) as soon as practicable after such Claim becomes Allowed; provided, however, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business of the Operating Debtors shall be paid in full in accordance with the terms and conditions of the particular transactions and any applicable agreements.  To the extent Allowed Administrative Claims are “Assumed Liabilities” under the Roseton APA, the Danskammer APA or any document or agreement related thereto or in connection therewith, such Administrative Claims shall be satisfied by the Roseton Buyer or Danskammer Buyer, as applicable.

(a)                           Administrative Claims Bar Date

Unless previously filed, requests for payment of Administrative Claims that have not been paid in the ordinary course of business must be filed and served on the Operating Debtors and their counsel before the Administrative Claims Bar Date, which shall be the date that is thirty (30) days after the Effective Date.  Holders of Administrative Claims that do not file and serve such a request by the Administrative Claims Bar Date shall be forever barred, estopped and enjoined from asserting such Administrative Claims against the Operating Debtors, their Estates or the Buyers, and such Administrative Claims shall be deemed discharged as of the Effective Date.  Objections to such requests must be filed by the Operating Debtors and served on the requesting party by the later of (a) forty-five (45) days after the Effective Date and (b) forty-five (45) days after the filing of the applicable request for payment of such Administrative Claims.

(b)                           Administrative and Secured Claims Reserve

On the Effective Date, the Operating Debtors shall fund the Administrative and Secured Claims Reserve with Cash in a sufficient amount to pay all Allowed

Administrative Claims pending as of the Effective Date or which shall become Allowed Administrative Claims pursuant to subsection (c) below, and as described in Section 3.2(b)(iv) hereof (except to the extent a holder of an Allowed Administrative Claim has agreed to less favorable treatment as set forth in Section 2.2(a) hereof).  Any amounts remaining in the Administrative and Secured Claims Reserve after (i) resolution of all Disputed Administrative Claims and all Disputed Secured Claims and (ii) payment of all Allowed Administrative Claims and all Allowed Secured Claims shall be transferred to the Excess Cash Reserve.

(c)                            Allowance of Administrative Claims

An Administrative Claim with respect to which notice has been properly filed and served pursuant to Section 2.2(a) shall become an Allowed Administrative Claim if no objection is filed within thirty (30) days after the later of (i) the Effective Date, (ii) the date of service of the applicable notice of Administrative Claim, or (iii) such later date as may be (A) agreed to by the holder of such Administrative Claim or (B) approved by the Bankruptcy Court on motion of a party in interest, without notice or a hearing.  If an objection is filed within such thirty (30) day period (or any extension thereof), the Administrative Claim shall become an Allowed Administrative Claim only to the extent Allowed by Final Order.

2.3.         Lease Trustee Claims

The Lease Trustee shall be entitled to receive distributions under Sections 3.2 and 3.3 of the Plan on account of its Lease Trustee Claims.  In accordance with the provisions of the Settlement Agreement (and consistent with the Sale Order), the distributions made to the Lease Trustee under Sections 3.2, 3.3 and 5.7 of the Plan shall be in full and final satisfaction of all Lease Trustee Claims, and the Lease Trustee shall not have (and the Lease Certificate Holders on whose behalf the Lease Trustee acts as indenture trustee shall not have) any claims against the Operating Debtors or their assets beyond the right to receive the distributions contemplated under Sections 3.2, 3.3 and 5.7 of the Plan, except as otherwise expressly provided in the Plan or the Confirmation Order.

2.4.         Fee Claims

Each holder of a Fee Claim seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date must (i) file and serve their respective final applications for allowances of such Fee Claim no later than the Fee Claim Bar Date which shall be the date that is thirty (30) days after the Effective Date or such other date as may be fixed by the Bankruptcy Court and (ii) if granted such an award by the Bankruptcy Court, be paid in Cash in such amounts as are Allowed by the Bankruptcy Court (to the extent not previously paid by the Operating Debtors or from the Sale Proceeds in accordance with the Settlement Agreement) (a) on the date such Fee Claim becomes an Allowed Fee Claim, or as soon thereafter as is practicable or (b) upon such other terms as may be mutually agreed upon between such holder of a Fee Claim and the Post-Effective Date Debtor.  Allowed Fee Claims shall be paid from amounts deposited in the Fee Claims Reserve (to the extent not previously paid by the Operating Debtors or from the Sale Proceeds in accordance with the Settlement Agreement).  The Operating Debtors shall pay retained Professionals or other entities in the ordinary course of business for any work performed after the Effective Date.

(a)         Fee Claims Reserve

On the closing date of the Sale Transactions, the Operating Debtors shall fund the Fee Claims Reserve with Sale Proceeds in an amount sufficient to pay all Fee Claims which shall or may become Allowed Fee Claims in accordance with the terms of the Plan.  Any amounts remaining in the Fee Claims Reserve after resolution of all Disputed Fee Claims and payment of all Allowed Fee Claims shall be paid promptly (without regard to whether such date is a Distribution Date) to the Lease Trustee and DH/Dynegy Creditors as a portion of the PSEG Allocation.  Any amounts paid to the Lease Trustee and DH/Dynegy Creditors pursuant to the foregoing sentence shall be considered in determining the aggregate amount of the PSEG Allocation for purposes of, among other things, Sections 3.3(b) — (d) of the Plan.

2.5.         U.S. Trustee Fees

Quarterly fees owed to the U.S. Trustee shall be paid when due in accordance with applicable law and the Post-Effective Date Debtor shall continue to file reports to show the calculation of such fees for the Estates until a Final Decree is entered closing the Chapter 11 Cases (or, if applicable, until dismissal or conversion of the Chapter 11 Cases).

2.6.         Priority Tax Claims

Except to the extent that a holder of an Allowed Priority Tax Claim has been paid by the Operating Debtors before the Effective Date or agrees to a less favorable treatment, each holder of an Allowed Priority Tax Claim shall receive Cash in an amount equal to such Allowed Priority Tax Claim on the later of (i) the Effective Date and (ii) as soon as practicable after such Priority Tax Claim becomes an Allowed Priority Tax Claim.  To the extent Allowed Priority Tax Claims are “Assumed Liabilities” under the Roseton APA, the Danskammer APA or any document or agreement related thereto or in connection therewith, such Administrative Claims shall be satisfied by the Roseton Buyer or Danskammer Buyer, as applicable.

(a)         Priority Tax Claims Reserve

On the Effective Date, the Operating Debtors shall fund the Priority Tax Claims Reserve with Cash in an amount sufficient to pay all Priority Tax Claims which shall or may become Allowed Priority Tax Claims (except to the extent a holder of an Allowed Priority Tax Claim has agreed to less favorable treatment as set forth in this Section 2.6) in accordance with the terms of the Plan.  Any amounts remaining in the Priority Tax Claims Reserve after resolution of all Disputed Priority Tax Claims payment of all Allowed Priority Tax Claims shall be transferred to the Excess Cash Reserve.

2.7.         Cancellation of Intercompany Claims and Intercompany Interests

On the Effective Date, all Intercompany Claims and Intercompany Interests (other than DIP Claims) shall be cancelled and extinguished without receiving any distribution, and from and after the Effective Date shall be of no further force or effect.

ARTICLE III.
CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

3.1.         Classification

The classification of Claims and Equity Interests listed below shall be for all purposes including voting, confirmation and distributions pursuant to the Plan.  Pursuant to sections 1122 and 1123 of the Bankruptcy Code, set forth below is a designation of Classes of Claims and Equity Interests.  Administrative Claims and Priority Tax Claims are excluded from classification in accordance with section 1123(a)(1) of the Bankruptcy Code.  A Claim or Equity Interest is placed in a particular Class only to the extent that the Claim or Equity Interest falls within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Equity Interest falls within the description of such other Classes.  A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released or otherwise settled before the Effective Date.

3.2.         Summary of Classification and Treatment

Class(es)	Claims	Status	Voting Rights	Expected Recoveries
1	Priority Claims	Unimpaired	Deemed to Accept	100%
2	Secured Claims	Unimpaired	Deemed to Accept	100%
3A-3D	General Unsecured Claims	Impaired	Entitled to Vote	11%-19%
4A-4D	Convenience Claims	Impaired	Entitled to Vote	66%-99%
5	Lease GUC Claims	Impaired	Entitled to Vote	Unknown
6	Equity Interests in DNE	Impaired	Deemed to Reject	0%

(a)         Class 1 — Allowed Priority Claims

(i)                                     Classification: Class 1 consists of all Allowed Priority Claims.

(ii)           Voting:  Class 1 —  Allowed Priority Claims is Unimpaired and presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Class 1 — Allowed Priority Claims is not entitled to vote on the Plan.

(iii)          Treatment:  Except to the extent that a holder of a Class 1 — Allowed Priority Claim agrees to a less favorable treatment, each holder of a Class 1 — Allowed Priority Claim shall be paid in full in Cash on the later of (a) the Effective Date and (b) as soon as practicable after such Claim becomes an Allowed Priority Claim.

(iv)          Priority Claims Reserve:  On the Effective Date, to the extent Allowed Priority Claims have not otherwise been paid by the Operating Debtors or the Plan Administrator, the Operating Debtors shall fund the Priority Claims Reserve with Cash in an amount sufficient to pay all Priority Claims which shall or may become Allowed Priority Claims in accordance with the terms of the Plan.  Any amounts remaining in the Priority Claims Reserve after resolution of all Disputed Priority Claims and payment of all Class 1 —Allowed Priority Claims shall be transferred to the Excess Cash Reserve.

(b)         Class 2 — Allowed Secured Claims

(i)            Classification: Class 2 consists of all Allowed Secured Claims.

(ii)           Voting:  Class 2 — Allowed Secured Claims is Unimpaired and presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Class 2 — Allowed Secured Claims is not entitled to vote on the Plan.

(iii)          Treatment:  Except to the extent that a holder of a Class 2 — Allowed Secured Claim has been paid by the Operating Debtors (or otherwise) before the Effective Date or agrees to accept less favorable treatment, at the sole option of the Operating Debtors or the Plan Administrator, as applicable, each holder of a Class 2 — Allowed Secured Claim shall receive (a) Cash from the Administrative and Secured Claims Reserve in an amount equal to such Allowed Secured Claim, (b) the collateral securing its Allowed Secured Claim or (c) such other treatment that renders the Allowed Secured Claim Unimpaired, in full and complete satisfaction of such Allowed Secured Claim on the later of (1) the Effective Date and (2) as soon as practicable after such Claim becomes an Allowed Secured Claim.

(iv)          Administrative and Secured Claims Reserve:  On the Effective Date, to the extent Allowed Administrative Claims and Allowed Secured

Claims have not otherwise been paid by the Operating Debtors or the Plan Administrator, the Operating Debtors shall fund the Administrative and Secured Claims Reserve with Cash in an amount sufficient to pay all Allowed Administrative Claims and all Allowed Secured Claims to the extent that such Claims become Allowed Administrative Claims or Allowed Secured Claims, as applicable, under the Plan (except to the extent a holder of an Allowed Administrative Claim or Allowed Secured Claim has agreed to less favorable treatment as set forth in Sections 2.2(a) or 3.2(b)(iii) hereof, as applicable).  Any amounts remaining in the Administrative and Secured Claims Reserve after resolution of all Disputed Secured Claims, Disputed Administrative Claims and payment of all Class 2 — Allowed Secured Claims and Allowed Administrative Claims shall be transferred to the Excess Cash Reserve.

(c)         Classes 3A through 3D — Allowed General Unsecured Claims

(i)            Classification: Classes 3A though 3D consist of all Allowed General Unsecured Claims, other than Lease GUC Claims, against DNE (Class 3A), Hudson Power (Class 3B), Dynegy Roseton (Class 3C), and Dynegy Danskammer (Class 3D), respectively.

(ii)           Voting:  Classes 3A through 3D — Allowed General Unsecured Claims are Impaired and entitled to vote on the Plan.

(iii)          Treatment:  Except to the extent that a holder of a Class 3A through 3D — Allowed General Unsecured Claim has been paid by the Operating Debtors (or otherwise) before the Effective Date or agrees to a less favorable treatment, each holder of a Class 3A through 3D — Allowed General Unsecured Claim (other than a holder of a Lease GUC Claim) shall receive its Pro Rata share (not to exceed the amount of such holder’s General Unsecured Claim) of the GUC Distribution on the later of (a) the Initial Distribution Date and (b) as soon as practicable after such Claim becomes an Allowed General Unsecured Claim.  To the extent additional funds become available for an Additional GUC Distribution, such additional funds shall be distributed pro rata on the Final Distribution Date to (i) the holders of Allowed Claims in Classes 3A through 3D — Allowed General Unsecured Claims and (ii) the holders of Class 5 — Lease GUC Claims, in accordance with the terms of this Section 3.2(c).  For the avoidance of doubt, holders of Class 5 — Lease GUC Claims shall share, on a pro rata basis, in the distribution of any Additional GUC Distribution.

(iv)          Notwithstanding subparagraph (iii) of this Section 3.2(c) immediately above, no payment shall be made on account of

Allowed Claims in Classes 3A through 3D — Allowed General Unsecured Claims until Cash sufficient to pay all estimated Allowed and Disputed (a) Administrative Claims, (b) Fee Claims, (c) Priority Tax Claims, (d) Class 1 — Allowed Priority Claims, (e) Class 2 — Allowed Secured Claims, (f) the Danskammer Contribution and (g) post-Effective Date costs in accordance with the Plan has been deposited into the applicable Reserve (or Fee Claims Reserve, as applicable) as the Operating Debtors or the Plan Administrator deem necessary.

(v)           Allowed Claims in Classes 3A through 3D — Allowed General Unsecured Claims will not include interest or attorney’s fees from and after the Petition Date or any penalty on such Claim.

(d)         Classes 4A through 4D — Allowed Convenience Claims

(i)            Classification: Classes 4A through 4D consist of all Allowed Convenience Claims against DNE (Class 4A), Hudson Power (Class 4B), Dynegy Roseton (Class 4C), and Dynegy Danskammer (Class 4D), respectively.

(ii)           Voting:  Classes 4A through 4D — Allowed Convenience Claims are Impaired and entitled to vote on the Plan.

(iii)          Treatment:  On the Effective Date, each holder of an Allowed Convenience Claim shall receive (a) the principal amount of its Allowed Convenience Claim, if the Convenience Class Pool is less than the amount of the Convenience Class Distribution, or (b) its Pro Rata Share of the Convenience Class Distribution, if the Convenience Class Pool is greater than the amount of the Convenience Class Distribution.

(iv)          Notwithstanding subparagraph (iii) of this Section 3.2(d) immediately above, no payment shall be made on account of Allowed Claims in Classes 4A through 4D — Allowed Convenience Claims until Cash sufficient to pay all estimated Allowed and Disputed (a) Administrative Claims, (b) Fee Claims, (c) Priority Tax Claims, (d) Class 1 — Allowed Priority Claims, (e) Class 2 — Allowed Secured Claims, (f) the Danskammer Contribution and (g) post-Effective Date costs in accordance with the Plan has been deposited into the applicable Reserve (or Fee Claims Reserve, as applicable) as the Operating Debtors or the Plan Administrator deem necessary.

(v)           Allowed Claims in Classes 4A through 4D — Allowed Convenience Claims will not include interest or attorney’s fees from and after the Petition Date or any penalty on such Claim.

(e)         Class 5 — Lease GUC Claims

(i)            Classification: Class 5 consists of all Lease GUC Claims.

(ii)           Voting:  Class 5 — Lease GUC Claims is Impaired and entitled to vote on the Plan.

(iii)          Treatment:  On the Final Distribution Date, each holder of a Lease GUC Claim shall receive its Pro Rata Share of any Additional GUC Distribution.  For the avoidance of doubt, holders of Allowed Claims in Classes 3A through 3D — Allowed General Unsecured Claims shall share, on a pro rata basis, in the distribution of any Additional GUC Distribution.

(iv)          Class 5 — Lease GUC Claims will not include interest or attorney’s fees from and after the Petition Date or any penalty on such Claims.

(f)          Class 6 — Equity Interests in DNE

(i)            Classification: Class 6 consists of all Equity Interests in DNE.

(ii)           Voting:  Class 6 — Equity Interests in DNE is Impaired and deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code.

(iii)          Treatment:  On the Effective Date, all Equity Interests shall be cancelled without any distribution.

3.3.         Distributions from Excess Cash Reserve

If the Danskammer Contribution equals $1 million, remaining funds available in the Excess Cash Reserve, if any, shall be distributed as follows:

(a)   The first $500,000 shall be distributed as follows:

i.      First, an amount sufficient to make the payments required under Section 3.2(d)(iii) of the Plan, to the holders of Allowed Claims in Classes 4A through 4D — Allowed Convenience Claims in accordance with that section; and

ii.     Second, the remainder to the GUC Distribution, to be distributed to holders of Allowed Claims in Classes 3A through 3D — Allowed General Unsecured Claims in accordance with Section 3.2(c)(iii) of the Plan.

To the extent there is less than $500,000 of funds available in the Excess Cash Reserve, the remaining funds shall be distributed on a 3.5:1 ratio between the GUC Distribution and the Convenience Class Distribution, consistent with the foregoing.  Any amounts distributed pursuant to this Section 3.3(a) shall be deemed to be a distribution on account of the Lease Trustee Administrative Claims and shall constitute the “GUC Carveout” under the Settlement Agreement; provided, however, that such amounts shall not be deemed to have been distributed to the Lease

Trustee or the DH/Dynegy Creditors for purposes of Section 3.3(b), calculation of the Danskammer Contribution or any other provision of the Plan (other than for the sole purpose of determining whether the Lease Trustee Administrative Claims have been paid in full).

(b)   The remaining funds available in the Excess Cash Reserve shall be distributed according to the following allocation schedule until such time that the aggregate amount of the PSEG Allocation (including the Danskammer Contribution, the amounts distributed to the Lease Trustee and the DH/Dynegy Creditors out of the Net Sale Proceeds pursuant to Section 5.7 of the Plan, and any amounts paid to the to the Lease Trustee and DH/Dynegy Creditors pursuant to Section 2.4(a) of the Plan) plus the amounts distributed to the Lease Trustee and the DH/Dynegy Creditors pursuant to the following allocation equals $16.5 million:

i.      Fifty percent (50%) to the DIP Lender on account of the DIP Claim; and

ii.     Fifty percent (50%) to the Lease Trustee and the DH/Dynegy Creditors (to be allocated between those parties in accordance with the Settlement Agreement) on account of the Lease Trustee Administrative Claims.

(c)   Next, the DIP Lender shall receive the remaining funds in the Excess Cash Reserve until the DIP Lender has received $3 million, in the aggregate, on account of its DIP Claims, including the $1 million DIP Allocation (to be paid out of the Net Sale Proceeds pursuant to Section 5.7 hereof) and the 50% sharing recovery to the DIP Lender pursuant to clause i. of Section 3.3(b) hereof.

(d)   Finally, any remaining funds available in the Excess Cash Reserve shall be distributed according to the following allocation schedule:

i.      Fifty percent (50%) to the DIP Lender on account of the DIP Claim until payment in full of that Claim; and

ii.     Fifty percent (50%) to the Lease Trustee and the DH/Dynegy Creditors (to be allocated between those parties in accordance with the Settlement Agreement) on account of the Lease Trustee Administrative Claims, until payment in full of those Claims.

Once both the DIP Lender has received payment in full of the DIP Claim and the Lease Trustee and DH/Dynegy Creditors have, collectively, received an aggregate payment in full of the Lease Trustee Administrative Claims, then all remaining funds in the Excess Cash Reserve shall be distributed as an Additional GUC Distribution on the Final Distribution Date pursuant to Sections 3.2(c)(iii) and 3.2(e)(iii) of the Plan.

3.4.         Impairment Controversies

If a controversy arises as to whether any Claim or Equity Interest, or any class of Claims or Equity Interests, is Impaired under the Plan, the Bankruptcy Court shall determine such controversy at the Confirmation Hearing.  Prior to the determination by the Bankruptcy Court with respect to any such controversy, each holder of a Claim or Equity Interest within the class of Claims or Equity Interests with respect to which such controversy has arisen may be provided a provisional ballot to cast a vote to accept or reject the Plan pursuant to the procedures approved by the Bankruptcy Court in the Disclosure Statement Order.

ARTICLE IV.
ACCEPTANCE OR REJECTION OF THE PLAN

4.1.         Acceptance by an Impaired Class

In accordance with section 1126(c) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, Classes 3A through 3D — Allowed General Unsecured Claims, Classes 4A through 4D — Allowed Convenience Claims, and Class 5 — Lease GUC Claims shall have accepted the Plan if the Plan is accepted by the holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims in such Classes that have timely and properly voted to accept or reject the Plan.

4.2.         Nonconsensual Confirmation

If Classes 3A through 3D - Allowed General Unsecured Claims, Classes 4A through 4D — Allowed Convenience Claims, or Class 5 — Lease GUC Claims do not accept the Plan by the requisite statutory majorities provided in section 1126(c) of the Bankruptcy Code, the Operating Debtors reserve the right to amend the Plan to, among other things, eliminate Section 6.1 hereof and proceed to confirmation with one or more of the Operating Debtors.  If any single class (or more than one, but less than all, of such classes) of Allowed General Unsecured Claims or Allowed Convenience Claims votes to accept the Plan, the Operating Debtors will proceed with confirmation of the Plan as set forth herein, and will proceed pursuant to section 1129(b) of the Bankruptcy Code with respect to any class of Allowed General Unsecured Claims or Allowed Convenience Claims which does not vote to accept the Plan.  With respect to Class 6 — Equity Interests in DNE, which is deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code, the Operating Debtors will request that the Bankruptcy Court confirm the Plan, notwithstanding such deemed rejection, pursuant to section 1129(b) of the Bankruptcy Code.

ARTICLE V.
PROVISIONS GOVERNING DISTRIBUTION

5.1.         Timing and Delivery of Distributions

With respect to Allowed Administrative Claims, U.S. Trustee Fees, Allowed Fee Claims, Allowed Priority Tax Claims, Class 1 — Allowed Priority Claims and Class 2 — Allowed Secured Claims, the Plan Administrator shall make distributions to the holders of such Claims in accordance with Sections 2.2, 2.4, 2.5 and 2.6 hereof; provided, however, to the extent Allowed Administrative Claims or Allowed Secured Claims are “Assumed Liabilities” under the Roseton APA, the Danskammer APA or any document or agreement related thereto or in connection therewith, such Administrative Claims or Allowed Secured Claims, as applicable, shall be satisfied by the Roseton Buyer or Danskammer Buyer, as applicable.

With respect to Classes 3A through 3D — Allowed General Unsecured Claims, the Plan Administrator shall make distributions to the holders of such Claims in accordance with Section 3.2(c) hereof, subject to the provisions for Disputed General Unsecured Claims set forth in Section 8.1 hereof, on the Initial Distribution Date and any subsequent distribution dates.

With respect to Classes 4A through 4D — Allowed Convenience Claims, the Plan Administrator shall make distributions to the holders of such Claims in accordance with Section 3.2(d) hereof on the Plan Distribution Date.

With respect to Class 5 — Lease GUC Claims, the Plan Administrator shall make distributions to the holders of such Claims in accordance with Section 3.2(e) hereof on the Final Distribution Date.

In respect of the Final Distribution Date, the Plan Administrator is not obligated to make such a distribution of remaining funds if it is determined that there are insufficient funds to make a cost-efficient distribution, taking into account the size of the distribution to be made and the number of recipients of such distribution, in which event such remaining funds, will be transferred to the Excess Cash Reserve and be distributed in accordance with Section 3.3 hereof.

Except for Plan Distributions that shall be made on the Effective Date in accordance with the Plan, each Plan Distribution shall be made on the relevant Plan Distribution Date therefor and shall be deemed to have been timely made if made on such date or within five (5) Business Days thereafter.

5.2.         Delivery of Distributions

Cash distributions by check shall be mailed to each holder of an Allowed Claim that is entitled to such Plan Distributions at the address of such holder as set forth in the latest-dated of the following actually held or received by the Plan Administrator (or Claims Agent) prior to the distribution date applicable to such distribution:  (a) the Schedules; (b) the Proof of Claim filed by such holder; (c) any notice of assignment filed with the Bankruptcy Court with respect to such Claim pursuant to Bankruptcy Rule 3001(e); or (d) any notice served by such holder giving details of a change of address.  If any Plan Distribution sent to the holder of a Claim is returned to the Plan Administrator as undeliverable, no Plan Distributions shall be made to such holder unless the Plan Administrator is notified of such holder’s then current address within sixty (60) days after such Plan Distribution was returned.  After such date, if such notice was not provided, such holder shall have forfeited its right to such Plan Distribution subject to Section 5.3 hereof.

If any Claim holder’s distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Plan Administrator is notified of such holder’s then current address, at which time all missed distributions shall be made to such holder without interest.  Any notification of a Claim holder’s then current address must be received by the Plan Administrator within ninety (90) days after the distribution was originally made, after which time such Claim holder’s distribution shall be forfeited and treated as an unclaimed distribution in accordance with Section 5.3 hereof.  Nothing in the Plan shall require the Post-Effective Date Debtor or the Plan Administrator to attempt to locate any holder of an Allowed Claim.

5.3.         Unclaimed Distributions

All distributions (i) made under the Plan that are unclaimed for a period of ninety (90) days after the distribution thereof or (ii) less than $25.00 that are withheld in accordance with Section 5.6 hereof shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and any entitlement of any holder of any Claims to such distributions shall be forfeited, extinguished and forever barred notwithstanding any applicable federal or state escheat, abandoned or unclaimed property laws to the contrary.  Any such unclaimed distributions shall (a) with respect to Claims other than Classes 3A through 3D — Allowed General Unsecured Claims or Classes 4A through 4D — Allowed Convenience Claims, be transferred to the Excess Cash Reserve or (b) with respect to Classes 3A through 3D — Allowed General Unsecured Claims or Classes 4A through 4D — Allowed Convenience Claims, be distributed as a GUC Distribution or Additional GUC Distribution, as applicable, on the Final Distribution Date in accordance with Section 3.2(c)(iii) and, if applicable, Section 3.2(d)(iii) of the Plan.

5.4.         Allocation of Plan Distributions Between Principal and Interest

To the extent that any Allowed Claim entitled to a distribution under the Plan consists of indebtedness and other amounts (such as accrued but unpaid interest thereon), such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to such other amounts, except for Classes 3A through 3D — Allowed General Unsecured Claims and Classes 4A through 4D — Allowed Convenience Claims, which shall not be entitled to interest and penalties, as provided in Sections 3.2(c)(v) and 3.2(d)(v) of the Plan.

5.5.         Additional Provisions Regarding Distributions to Lease Certificate Holders

The following additional provisions shall apply specifically to Plan Distributions to be made to Lease Certificate Holders pursuant to Section 5.7 of the Plan:

(a)         The Lease Trustee and its respective agents, successors and assigns or such entity appointed by the Lease Trustee shall facilitate the making of Plan Distributions to Lease Certificate Holders in accordance with the Plan and the Lease Indentures and Pass Through Trust Agreement, and upon the completion thereof, shall be discharged of all of its obligations associated with the Lease Trustee Claims.  The Lease Trustee shall only be required to act and make distributions in accordance with the terms of the Plan and shall have no liability for actions taken in accordance with the Plan or in reliance upon information provided to it in accordance with the Plan, except solely for actions or omissions arising out of the Lease Trustee’s intentional fraud, willful misconduct, gross negligence or criminal conduct.  Further, the Lease Trustee shall have no obligation or liability for Plan Distributions to any party who does not (i) hold a Claim against the Debtor as of the applicable Distribution Record Date or (ii) otherwise comply with the terms of the Plan, except solely for actions or omissions arising out of the Lease Trustee’s intentional fraud, willful misconduct, gross negligence or criminal conduct.

(b)         Upon the occurrence of the Effective Date, the Claims of the Lease Trustee shall be, for all purposes under the Plan, including, without limitation, the right to receive Plan Distributions, substituted for all Claims of each and every individual Lease Certificate Holder.  Plan Distributions on account of such Claims shall be made by the Plan Administrator to the Lease Trustee.

(c)         On the Effective Date, all Lease Trustee Claims shall be settled and compromised in exchange for the distribution to the Lease Trustee of the applicable Plan Distributions with respect to Allowed Lease Trustee Claims.

(d)         Notwithstanding anything to the contrary in the Lease Indentures or Pass Through Trust Agreement, distributions from the Lease Trustee to Lease Certificate Holders may be made as soon as reasonably practicable after the Effective Date, without the need for presentment of any Lease Certificates or Lease Notes to the Lease Trustee, and otherwise in accordance with Confirmation Order.

(e)         As soon as reasonably practicable after the Effective Date, the Lease Trustee shall arrange for payment of the Plan Distributions (subject to the Lease Trustee Charging Liens) via DTC to Lease Certificate Holders in exchange for the underlying positions in the Lease Certificates held by such holders through DTC.  Only Lease Certificate Holders at the time of such exchange through DTC shall be entitled to receive Plan Distributions.  Lease Certificate Holders whose Lease Certificates were so exchanged shall also be entitled to receive future payments (if any) to which such Lease Certificate Holders are entitled by the Plan, and the right to any such future payment shall be non-transferable.

5.6.         Means of Cash Payment

Cash distributions made pursuant to the Plan shall be in United States funds, by check drawn on a domestic bank, or, if the Plan Administrator so elects in its sole discretion, by wire transfer from a domestic bank.  No Cash distribution need be made if the distribution would be less than $25.00.

5.7.         Distributions of the Net Sale Proceeds

Notwithstanding anything to the contrary in the Plan, on the closing date for the Sale Transactions, the Net Sale Proceeds (after the funding of the Fee Claims Reserve out of the Sale Proceeds pursuant to Section 2.4(a) of the Plan, or the payment of Allowed Fee Claims prior to the funding of such Reserve) shall be distributed at closing as follows: (i) the DIP Allocation to the DIP Lender, and (ii) the PSEG Allocation to the Lease Trustee and the DH/Dynegy Creditors in accordance with the Settlement Agreement.  Notwithstanding the foregoing, the Danskammer Contribution portion of the PSEG Allocation shall be paid (i) on the later of the closing date for the Sale Transactions and the Effective Date, and (ii) pursuant to Section 3.3 of the Plan, and shall not be paid out of Sale Proceeds or Net Sale Proceeds.  The distribution of the PSEG Allocation pursuant to this Section 5.7, and the distributions to be made on account of the Lease Trustee Claims as provided in the Plan, shall be in full and final satisfaction of all Lease Trustee Claims, and in full and final satisfaction of all rights of the Lease Trustee, the Lease Certificate Holders and the DH/Dynegy Creditors pursuant to the Settlement Agreement, this Plan, or otherwise.  All costs associated with paying the PSEG Allocation and Lease Trustee Administrative Claims shall be charged against (i) that portion of the PSEG Allocation and the Lease Trustee Administrative Claims to be paid to the Lease Trustee, to the extent such costs are attributable to making such payment to the Lease Trustee, and (ii) that portion of the PSEG Allocation and the Lease Trustee

Administrative Claims to be paid to DH/Dynegy Creditors, to the extent such costs are attributable to making such payment(s) to DH/Dynegy Creditors.

5.8.         Compliance with Tax Requirements

In connection with the consummation of the Plan, the Post-Effective Date Debtor and the Plan Administrator shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.  Notwithstanding the foregoing, each holder of an Allowed Claim that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such holder by any governmental unit, including income, withholding and other tax obligations, on account of such distribution.  The Plan Administrator has the right, but not the obligation, to not make a distribution until such Claim holder has made arrangements satisfactory to the Plan Administrator for payment of any such tax obligations, the failure of which may result in forfeiture of the distribution.

5.9.         Record Date

Except with respect to distributions to the Lease Trustee, Lease Certificate Holders and DH/Dynegy Creditors, the record date for purposes of Plan Distributions shall be the date the Bankruptcy Court enters the Disclosure Statement Order.  The Plan Administrator shall rely on the Claims Register except to the extent that (i) a notice of transfer of Claim or Equity Interest has been filed with the Bankruptcy Court before the record date pursuant to Bankruptcy Rule 3001, or (ii) the Plan Administrator has actual notice of a permitted transfer. The record date for purposes of Plan Distributions to the Lease Trustee, Lease Certificate Holders and DH/Dynegy Creditors shall be the Effective Date.

5.10.       Distributions After Effective Date

Distributions made after the Effective Date to holders of Claims that become Allowed Claims after the Effective Date shall be deemed to have been made on the Effective Date.

5.11.       Distributions After Allowance

To the extent that a Disputed Claim becomes an Allowed Claim, distributions, if any, shall be made to the holder of such Allowed Claim in accordance with the provisions of the Plan.

5.12.       Fractional Cents

When any payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole cent (rounding down in the case of less than $0.005 and rounding up in the case of $0.005 or more).

5.13.       Third Party Agreements; Subordination

Except as set forth herein, distributions to the various classes of Claims hereunder shall not affect the right of any Person to levy, garnish, attach or employ any other legal process with respect to such distributions by reason of any claimed contractual subordination rights or otherwise.  Distributions made by the Plan Administrator shall not be inconsistent with such contractual subordination provisions (including, without limitation, all contractual subordination provisions set forth in the Settlement Agreement) and may be modified only by a Final Order directing that distributions be made other than as provided in the Plan and Confirmation Order; provided, however, that the Plan Administrator (or any of its agents, representatives, professionals or employees) shall not be liable to any Person on account of distributions which are ultimately determined to be inconsistent with inter-creditor contractual subordination agreements or rights, unless such distributions were made in bad faith or with malicious intent.

5.14.       Release of Funds in Reserves

No later than 120 days after the Effective Date, any Cash remaining in any of the Reserves (other than the Excess Cash Reserve and Fee Claims Reserve) after all applicable distributions or other payments have been made from all Reserves (other than the Disputed General Unsecured Claims Reserve) shall be released therefrom by the Plan Administrator and transferred to the Excess Cash Reserve.

5.15.       Additional Reserve Funding

To the extent any Reserve requires additional funding after funding pursuant to Section 6.3(b) of the Plan, such additional funds may be transferred from Cash available in the Excess Cash Reserve with the reasonable consent of the Committee; provided, however, that neither the DIP Lender, the Lease Trustee nor the DH/Dynegy Creditors shall be required to fund any Reserve requiring additional funding.

5.16.       Allowance of Lease Trustee Claims

The Lease Trustee Claims shall be deemed Allowed in accordance with the terms of the Settlement Agreement.

5.17.       Certificate of Completion of Distributions

Upon the completion of all Plan Distributions, the Plan Administrator shall file a certificate of completion of distributions with the Bankruptcy Court.

ARTICLE VI.
MEANS FOR IMPLEMENTATION OF THE PLAN

6.1.         Substantive Consolidation/Merger/Dissolution

The Plan shall serve as a motion requesting the substantive consolidation of the Operating Debtors into a single entity, DNE.  Entry of the Confirmation Order shall constitute approval,

pursuant to section 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the Chapter 11 Cases.  On and after the Effective Date, (i) all Assets and liabilities of the Operating Debtors shall be merged so that all of the Assets of the Operating Debtors shall be available to pay all of the liabilities under the Plan, (ii) no distributions shall be made under the Plan on account of Intercompany Claims, (iii) all guarantees by the Operating Debtors of the obligations of any other Operating Debtor shall be eliminated so that any claim against any Operating Debtor and any guarantee thereof executed by any other Operating Debtor and any joint or several liability of the Operating Debtors shall be one obligation of DNE, and (iv) each and every Claim filed or Allowed, or to be filed or Allowed, in the case of any of the Operating Debtors other than DNE shall be deemed filed or Allowed against DNE, as applicable.

6.2.         Settlement of Certain Claims

Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution, releases and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims or controversies resolved pursuant to the Plan, including, without limitation, any and all controversies regarding the PSEG Allocation pursuant to Sections II.d.(iii) and (iv) (and other applicable provisions) of the Settlement Agreement.  All distributions made to creditors holding Allowed Claims in any Class are intended to be and shall be final and conclusive.

6.3.         Implementing Actions

On the Effective Date, the following shall occur to implement the Plan:

(a)         All Operating Debtors, other than DNE, shall be deemed merged into DNE or dissolved without any further action by the Operating Debtors, including the filing of any documents with the Secretary of State for any state in which the Operating Debtors are incorporated or any other jurisdiction; provided, however, that the Operating Debtors shall have the authority to take all necessary actions to merge or dissolve the Operating Debtors (other than DNE) in and withdraw the Operating Debtors from applicable state(s);

(b)         The Operating Debtors, with the reasonable consent of the Committee, shall fund Cash into each of the Reserves (other than the Fee Claims Reserve, which will be funded from Sale Proceeds pursuant to Section 2.4(a) of the Plan, and the Excess Cash Reserve) in an amount no less than the Reserve Estimate;

(c)         The Buyers and the Operating Debtors shall take all necessary steps, including the execution and delivery of the Transaction Documents, to implement the Sale Transactions and consummate the APAs;

(d)         All Cash of the Estates (including the DIP Allocation) to the extent not used to fund Reserves or otherwise used to make payments contemplated under the Plan, shall be transferred to the Excess Cash Reserve for distribution in accordance with Section 3.3 of the Plan; provided that, for the avoidance of doubt, the Sale Proceeds deposited in the Fee Claims Reserve shall be used to pay Fee Claims pursuant to the terms of the Plan and, pursuant to Section 2.4(a) of the Plan, any amounts remaining in the Fee Claims Reserve after resolution of all Disputed Fee Claims and payment of all Allowed Fee Claims shall be paid promptly (without regard to whether such date is a Distribution Date) to the Lease Trustee and DH/Dynegy Creditors as a portion of the PSEG Allocation.

(e)         Subject to Section 5.1 hereof, the Operating Debtors or Plan Administrator shall make all distributions required pursuant to the Plan to be made on or after the Effective Date to holders of Allowed Claims pursuant to the Plan.

6.4.         Conditions to Plan Effectiveness

Notwithstanding anything herein to the contrary, the Plan may not be consummated, and the Effective Date shall not occur, unless and until each of the following conditions shall have been either satisfied or waived:

(a)         The Bankruptcy Court has entered an order confirming the Plan in form and substance satisfactory to the Operating Debtors, Committee, Lease Trustee and Buyers;

(b)         Each of the APAs remains in effect and has not been terminated;

(c)         No stay of the Confirmation Order or Sale Order is in effect;

(d)         All conditions identified in Article 7 of the Roseton APA and in Article VII of the Danskammer APA have been satisfied or waived, and the transactions contemplated by the APAs have closed;

(e)         The PSEG Transfer Agreements have been executed and delivered, and the transfers contemplated by the PSEG Transfer Agreements have closed;

(f)          All documents, instruments and agreements (including with respect to funding the Reserve Estimate), in form and substance satisfactory to the Operating Debtors, the Committee, and any other party or parties thereto, provided for under or necessary to implement the Plan have been executed and delivered by the parties thereto, unless such execution or delivery has been waived by the parties benefited thereby;

(g)         The Operating Debtors shall have received all authorizations, consents, regulatory approvals, rulings, opinions or other documents that are determined by the Operating Debtors to be necessary to implement the Plan; and

(h)         Sufficient Cash to fund the Reserves in an amount no less than the Reserve Estimate shall be available.

6.5.         Waiver of Conditions

The Operating Debtors may, after consultation with the Committee and the Lease Trustee, waive any of the conditions set forth in Section 6.4 hereof.  Additionally, the Operating Debtors’

rights under the “mootness doctrine” shall be unaffected by any provision hereof; provided, that with respect to Sections 6.4(a) of the Plan, such condition cannot be waived without the reasonable consent of the Committee and the Lease Trustee, and with respect to Section 6.4(f) of the Plan, such condition cannot be waived without the reasonable consent of the Committee.  The failure to satisfy any condition may be asserted by the Operating Debtors regardless of the circumstances giving rise to the failure of such condition to be satisfied.  If the Operating Debtors fail to assert the non-satisfaction of any such conditions, such failure shall not be deemed a waiver of any other rights thereunder.

6.6.         Satisfaction of Conditions

Except as expressly provided or permitted in the Plan, the APAs, the Transaction Documents or the Sale Order, any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no action shall be deemed to have occurred before the taking of any such action; provided, however, that the consummation of the transactions under the PSEG Transfer Agreements shall be deemed to have occurred prior to the transactions under the APAs.

6.7.         Non-Occurrence of the Effective Date

If the Effective Date does not occur on or prior to June 1, 2013, the Plan shall be null and void ab initio, unless such date is extended by mutual agreement of the Operating Debtors, the Buyers, the Committee, RCM and the Lease Trustee.

6.8.         Continuing Existence of the Post-Effective Date Debtor

From and after the Effective Date, the Post-Effective Date Debtor shall continue in existence for the purpose of (i) winding up its affairs as expeditiously and efficiently as reasonably possible, (ii) liquidating, by conversion to Cash or other methods, any Assets of the Operating Debtors, as expeditiously as reasonably possible, (iii) enforcing and prosecuting claims, interests, rights and privileges of the Operating Debtors, in an efficient manner and only to the extent the benefits of such enforcement are reasonably believed to outweigh the costs with respect thereto, (iv) resolving Disputed Claims, (v) administering the Plan in an efficient manner, and (vi) filing appropriate tax returns.

6.9.         Corporate Action

Upon the Effective Date, all transactions and applicable matters provided for under the Plan, APAs and Sale Order shall be deemed to be authorized and approved by the Operating Debtors without any requirement of further action by the Operating Debtors, the Operating Debtors’ shareholders or members, or the Operating Debtors’ boards of directors, managers or other governing bodies.

6.10.       Transactions Contemplated Under the APAs and Sale Order

All transactions contemplated under the PSEG Transfer Agreements, the APAs and the Sale Order shall be deemed to be transactions occurring under and in connection with the Plan for all purposes, including, without limitation, section 1146(a) of the Bankruptcy Code.

6.11.       Vesting of Assets in the Post-Effective Date Debtor

(a)         Unless otherwise dealt with under the Plan (including the APAs), Assets shall vest in the Post-Effective Date Debtor for the purpose of liquidating the Estates and consummating the Plan.

(b)         From and after the Effective Date, the Plan Administrator may administer the Estates pursuant to the terms of the Plan and may use, acquire and dispose of Assets free of any restrictions imposed under the Bankruptcy Code.

(c)         The Plan Administrator may convey, transfer and assign any and all Assets of the Post-Effective Date Debtor and take all actions necessary to effectuate the same.

(d)         As of the Effective Date, all Assets shall be held free and clear of all liens, claims and interests of holders of Claims and Equity Interests, except as otherwise provided in the Plan.

(e)         The Plan Administrator shall be authorized, without any supervision or approval of the Bankruptcy Court or the U.S. Trustee, to employ and compensate such persons, including counsel and accountants, as it may deem necessary to enable it to perform its functions hereunder under the parameters established herein, and the reasonable fees and costs of such employment and other expenditures shall be paid by the Post-Effective Date Debtor from the Excess Cash Reserve.

6.12.       Subsequent Dissolution/Records

Upon a certification to be filed with the Bankruptcy Court by the Plan Administrator of the Final Distribution Date and completion of all its duties under the Plan and entry of a Final Decree closing the last of the Chapter 11 Cases, the Post-Effective Date Debtor shall be deemed to be dissolved without any further action by the Post-Effective Date Debtor or the Plan Administrator, including the filing of any documents with the Secretary of State for the state in which the Post-Effective Date Debtor is incorporated or any other jurisdiction.  The Post-Effective Date Debtor and Plan Administrator, however, shall have the authority to take all necessary actions to dissolve the Post-Effective Date Debtor.  Further, subject to applicable law, upon the aforementioned certification and entry of a Final Decree, the Post-Effective Date Debtor shall be authorized to discard or destroy any and all pre-petition or post-petition books and records of the Operating Debtors in its possession that are Assets, subject to any contrary provisions in the APAs.

6.13.       Plan Administrator

The Plan Administrator shall act for the Post-Effective Date Debtor in the same fiduciary capacity as applicable to a board of directors and officers, subject to the provisions hereof (and all by-laws, articles of incorporation and related corporate documents are deemed amended by this Plan to permit and authorize the same).  On the Effective Date, (a) the authority, power and incumbency of the persons acting as directors and officers of the Operating Debtors shall be terminated and such directors and officers shall be deemed to have resigned, and (b) a representative of the Plan Administrator shall succeed to the powers of DNE’s officers and directors.  From and after the Effective Date, the Plan Administrator shall be the sole representative of, and shall act for and on behalf of, the Post-Effective Date Debtor.  All distributions to be made under this Plan shall be made by the Plan Administrator.  In the event the Plan Administrator is terminated or resigns for any reason, the Plan Administrator shall designate a successor whose appointment shall be subject to Bankruptcy Court approval and not inconsistent with the terms of the Plan.

6.14.       Duties and Powers of the Plan Administrator

The Plan Administrator, together with its representatives and professionals, shall administer the Plan with respect to the Post-Effective Date Debtor in accordance with the Plan and the Confirmation Order.  In such capacity, and without any other limitations set forth in this Plan, the powers of the Plan Administrator shall include any and all powers and authority necessary to implement the Plan and to administer and distribute Assets and wind up the business and affairs of the Operating Debtors and the Post-Effective Date Debtor, including:     (i) serving as the sole officer and director of the Post-Effective Date Debtor; (ii) liquidating Assets; (iii) abandoning Assets; (iv) pursuing Causes of Action; (v) investing Cash; (vi) taking all steps to execute all instruments and documents necessary to effectuate the distributions to be made under the Plan; (vii) making distributions contemplated by the Plan; (viii) complying with the Plan and Confirmation Order, and the obligations hereunder and thereunder; (ix) commencing and prosecuting all proceedings related to the Plan or the Confirmation Order; (x) maintaining all bank accounts in the name of the Operating Debtors and the Post-Effective Date Debtor; (xi) employing, retaining, terminating or replacing professionals to represent it with respect to its responsibilities or otherwise effectuating the Plan to the extent necessary; (xii) paying any and all reasonable fees and expenses of the Post-Effective Date Debtor; (xiii) administering and paying taxes, including filing tax returns; (xix) requesting an expedited determination of any unpaid tax liability of the Operating Debtors or the Post-Effective Date Debtor under section 505 of the Bankruptcy Code; (xx) representing the interest of the Post-Effective Date Debtor or the Estates before any governmental authority or agency (including, without limitation, any taxing authority) in all matters, including any action, suit, proceeding or audit; (xxi) taking all steps reasonably necessary and practicable to terminate the corporate or limited liability existence of the Operating Debtors and the Post-Effective Date Debtor, as the case may be; and (xxii) exercising such other powers as may be vested in it pursuant to the Plan or any applicable order of the Bankruptcy Court (including the Confirmation Order), or as it reasonably deems to be necessary and proper to carry out the provisions of the Plan or to comply with the Confirmation Order and any other applicable orders.

The Plan Administrator is authorized to file a request for expedited determination under section 505(b) of the Bankruptcy Code for all tax returns filed with respect to the Operating Debtors or the Post-Effective Date Debtor.

6.15.       No Agency Relationship, Limitation of Liability of Plan Administrator, Indemnification and Insurance

The Plan Administrator and its agents shall not be deemed to be the agent for any creditor in connection with the Cash held or distributed pursuant to the Plan.  The Plan Administrator and its agents shall not be liable to the Operating Debtors, the Post-Effective Date Debtor, the Estates or any third party for any mistake of fact or law or error of judgment or any act or omission of any kind unless it constitutes gross negligence.  The Plan Administrator shall be indemnified and held harmless, including the costs of defending such claims, by the Post-Effective Date Debtor and the Estates against any and all claims arising out of the performance of its duties under the Plan and the Confirmation Order, except to the extent its actions constitute fraud, gross negligence, criminal conduct, malpractice, misuse of confidential information that causes damages, or ultra vires act as determined by a Final Order.  The Plan Administrator may obtain, at the expense of the Post-Effective Date Debtor and the Estates, commercially reasonable liability or other appropriate insurance with respect to the indemnification obligations of the Plan Administrator.  The Plan Administrator may conclusively rely, and shall be fully protected personally in acting upon, any statement, instrument, opinion, report, notice, request, consent, order or other instrument or document that it believes to be genuine and to have been signed or presented by the proper party.  The Plan Administrator may rely upon written information previously generated by the Operating Debtors or the Post-Effective Date Debtor.

6.16.       Dissolution of Committee

On the Effective Date, the Committee shall be dissolved and the members thereof shall be released and discharged of and from all further authority, duties, responsibilities and obligations to and arising from and in connection with the Chapter 11 Cases; provided, however, that after entry of the Confirmation Order, the Committee’s functions shall be restricted to, and the Committee shall not be heard on any issue except, (i) Fee Applications filed by Professionals, (ii) motions or litigation seeking enforcement of provisions of the Plan and the transactions contemplated hereunder or in the Confirmation Order, including, without limitation, any actions with respect to the Reserves or the Excess Cash Reserve, and (iii) any pending appeals or related proceedings.

6.17.       Causes of Action

Pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, as of the Effective Date, any Causes of Action that are already pending or that have accrued to the Operating Debtors shall vest in the Post-Effective Date Debtor.  From and after the Effective Date, the Plan Administrator shall have the sole authority to prosecute such Causes of Action on behalf of and for the benefit of the Estates and their creditors; it being understood that the costs incurred in connection therewith shall be paid solely out of the Reserves or the Excess Cash Reserve.  The Plan Administrator shall have the authority to compromise, settle, resolve, discontinue, abandon or dismiss all such Causes of Action without approval of the Bankruptcy Court.  Any Cash received by the Estates as a result of prosecution or settlement of any Causes of Action or of enforcement of any judgment or order obtained in connection with any Cause of Action shall be transferred to the Excess Cash Reserve and distributed in accordance with the terms of the Plan.

Except as expressly provided in the Plan, no Cause of Action is released by confirmation of the Plan, and confirmation of the Plan shall not have any res judicata or collateral estoppel effect upon the Operating Debtors’ prosecution of any Cause of Action, prior to the Effective Date, or the Plan Administrator’s prosecution of any Cause of Action from and after the Effective Date.

No Person (other than the Released Parties to the extent of the relevant release or releases) may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against them as any indication that the Operating Debtors, the Post-Effective Date Debtor or the Plan Administrator, as applicable, will not pursue any and all available Causes of Action against them.  The Operating Debtors, the Post-Effective Date Debtor and the Plan Administrator, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Person (other than the Released Parties to the extent of the relevant release or releases), except as otherwise provided in the Plan or the Settlement Agreement.

Unless any Cause of Action against a Person (other than a Released Party to the extent of the relevant release or releases) is expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or pursuant to a Final Order, the Operating Debtors, the Post-Effective Date Debtor and the Plan Administrator, as applicable, expressly reserve all Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches, shall apply to such Causes of Action upon or after the confirmation or consummation of the Plan.

6.18.       Remaining Assets

To the extent not previously authorized under the Sale Order and/or any other order(s) of the Bankruptcy Court, on and after the Effective Date, without further approval of the Bankruptcy Court, the Plan Administrator shall liquidate any Assets of the Operating Debtors and in connection therewith, may use, sell, assign, transfer, abandon or otherwise dispose of at public or private sale any of the Assets for the purpose of liquidating or converting such Assets to Cash, making distributions in full and consummating the Plan.  Except in the case of intentional fraud, willful misconduct or gross negligence as determined by Final Order, no Person or party in interest shall have a cause of action against the Plan Administrator and/or any of their respective consultants, professionals or agents, arising from or related to the disposition of non-Cash Assets (if any) in accordance with this Section 6.18.

To the extent not previously authorized under the Sale Order and/or any other order(s) of the Bankruptcy Court, on and after the Effective Date, the Plan Administrator is authorized and empowered to fully perform under, consummate and implement any agreement, together with all additional instruments and documents that may be reasonably necessary or desirable to consummate a sale, assignment, transfer or other disposal of the Assets, and to take all further actions as may reasonably be requested by a purchaser or transferee for the purpose of selling, assigning, transferring, granting, conveying and conferring to a purchaser or transferee, or reducing to possession, any or all of the Assets free and clear of any and all Liens and other encumbrances.

Pursuant to section 1142(b) of the Bankruptcy Code, a non-Debtor entity is authorized and directed to execute or deliver or to join in the execution or delivery of any instrument required to effect a sale, assignment, transfer, abandonment or other disposal of the Assets of the Operating Debtors or the Post-Effective Date Debtor and to perform any other act, including the satisfaction of any encumbrance, that is necessary to effectuate a sale, assignment, transfer, abandonment or other disposal of the Assets.

6.19.       Counterclaims

The Post-Effective Date Debtor and Plan Administrator shall not be subject to any counterclaims with respect to any Causes of Action constituting Assets that have vested in the Post-Effective Date Debtor pursuant to the Plan; provided, however, that such Causes of Action will be subject to any applicable setoff rights that may be determined to exist pursuant to a Final Order.

6.20.       Post Confirmation Date Professional Fees

Subject to Section 6.14 hereof, from and after the Confirmation Date, the Operating Debtors or the Plan Administrator, as applicable, shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professionals thereafter incurred (including by the Post-Effective Date Debtor or by the Plan Administrator on behalf of the Post-Effective Date Debtor), including those fees and expenses incurred in connection with the implementation and consummation of the Plan.  From and after the Effective Date, on a monthly basis, the Plan Administrator’s professionals shall serve a detailed invoice to the Plan Administrator.  If the Plan Administrator disputes the reasonableness of any such invoice within fifteen (15) days of service of such invoice, the Plan Administrator or the affected professional may submit such dispute to the Bankruptcy Court solely for a determination of the reasonableness of such invoice, and the disputed portion of such invoice shall not be paid until the dispute is resolved.  If no objections are raised to an invoice in accordance with the deadline established above, then, subject to Section 6.14 hereof, the Plan Administrator shall promptly pay such invoice in full.  All payments made under this Section 6.20 shall be made from the Post-Effective Date Reserve or Excess Cash Reserve, as applicable.

6.21.       Post-Effective Date Reserve

All costs of administering the Plan and the Post-Effective Date Debtor, including, without limitation, the costs and fees of the Plan Administrator, if any, payment of taxes incurred by the Post-Effective Date Debtor and U.S. Trustee fees shall be paid from the Post-Effective Date Reserve.

6.22.       Closing of the Operating Debtors’ Chapter 11 Cases

When all Disputed Claims have become Allowed Claims or Disallowed Claims, all remaining Cash has been distributed in accordance with the Plan, and the business and affairs of the Post-Effective Date Debtor have been otherwise wound up, the Plan Administrator shall seek authority from the Bankruptcy Court to close the Chapter 11 Cases and obtain a Final Decree in accordance with all applicable provisions of the Bankruptcy Code and the Bankruptcy Rules.

ARTICLE VII.
TREATMENT OF EXECUTORY CONTRACTS AND LEASES

7.1.         Contracts and Leases Not Specifically Assumed and Assigned Are Rejected

All Unexpired Leases and Executory Contracts of the Operating Debtors which are not expressly assumed, rejected or terminated pursuant to Sections 2.1 and 2.2 of the Roseton APA, Section 2.1 of the Danskammer APA and the Sale Order, or by order of the Bankruptcy Court entered on or before the Effective Date, or which are not subject of a pending application to assume on the Effective Date, shall be deemed rejected on and as of the Effective Date (to the extent not rejected earlier pursuant to an order of the Bankruptcy Court).  The Operating Debtors shall file the Schedule of Assumed and Assigned Executory Contracts and Unexpired Leases as part of the Plan Supplement.

7.2.         Bar Date for Filing Claim for Rejection Damages

If the rejection of an Executory Contract or Unexpired Lease by the Operating Debtors pursuant to Section 7.1 hereof results in damages to the counterparty to such contract or lease, then a Claim for damages or any other amounts related in any way to such contract or lease shall be forever barred and shall not be enforceable against the Operating Debtors, the Post-Effective Date Debtor, the Plan Administrator, the Estates, or any of their successors and assigns or their property, unless a proof of claim is filed with the Bankruptcy Court and served on the Plan Administrator within thirty (30) days after the service of notice of the order (including the Confirmation Order) rejecting such Executory Contract or Unexpired Lease, which notice shall prominently state that such Executory Contracts and Unexpired Leases have been rejected; provided, however, that the Rejection Claim Bar Date for Executory Contracts and Unexpired Leases rejected before the Confirmation Date shall be the applicable bar date or the date set forth in the order rejecting such lease or contract.

7.3.         Cure

Any monetary defaults under Unexpired Leases and Executory Contracts of the Operating Debtors assumed and assigned pursuant to  Section 2.1 of the Roseton APA and Section 2.1 of the Danskammer APA shall be satisfied in accordance with sections 365(b)(1) and 365(f)(2) of the Bankruptcy Code pursuant to the terms of the Sale Order.

7.4.         Preexisting Obligations to the Operating Debtors Under Executory Contracts and Unexpired Leases

Rejection or repudiation of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Operating Debtors under such contracts or leases (as same may have been modified, amended, supplemented, or restated).  In particular, notwithstanding any non-bankruptcy law to the contrary, the Plan Administrator expressly reserves and does not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations on goods previously purchased, or services previously received, by the contracting

Operating Debtors from counterparties to rejected or repudiated Executory Contracts or Unexpired Leases.

ARTICLE VIII.
PROVISIONS REGARDING TREATMENT OF DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS

8.1.                            Disputed General Unsecured Claims Reserve

A Disputed General Unsecured Claims Reserve shall be managed by the Plan Administrator for the treatment of Disputed General Unsecured Claims.  The Operating Debtors shall deposit Cash from the GUC Distribution into the Disputed General Unsecured Claims Reserve in an amount equal to the Pro Rata share of the distribution allocable to Disputed General Unsecured Claims, as if such Claims were Allowed Claims.  The Disputed General Unsecured Claims Reserve shall be maintained by the Post-Effective Date Debtor for the benefit of the holders of Allowed General Unsecured Claims whose distributions are unclaimed and the holders of such Disputed General Unsecured Claims pending a determination of their entitlement thereto under the terms of the Plan.

8.2.                            Objections to and Resolution of Disputed Claims

After the Effective Date, the Plan Administrator shall have the right to make and file objections to Claims and to withdraw such objections.  Subject to the preceding sentence, all objections shall be litigated to Final Order; provided, however, that the Plan Administrator shall have the authority to compromise, settle or otherwise resolve any Claim without approval of the Bankruptcy Court or notice to any party; provided further, however, that the Plan Administrator reserves the right to seek relief before the Bankruptcy Court with respect to any Disputed Claim.

Any Claim that has been paid, satisfied or superseded may be expunged from the Claims Register by the Claims Agent, and any Claim that has been amended may be adjusted on the Claims Register by the Claims Agent.

As soon as practicable, but in no event later than ninety (90) days after the Effective Date (subject to being extended by order of the Bankruptcy Court upon motion of the Plan Administrator), objections to Claims shall be filed with the Bankruptcy Court and served upon the holders of each of the Claims to which objections are made.

8.3.                            No Distributions Pending Allowance

Notwithstanding any other provision hereof, if any portion of a Claim is Disputed, no payment or distribution provided hereunder shall be made on account of the Claim unless and until such Disputed Claim becomes Allowed.

8.4.                            Estimation of Claims

Prior to the Effective Date, the Operating Debtors may, and after the Effective Date, the Plan Administrator may, at any time request that the Bankruptcy Court estimate, or establish procedures for the estimation or arbitration of, any contingent Claim, unliquidated Claim or

Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether any of the Operating Debtors or any other person previously objected to such Claim, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time.  In the event that the Bankruptcy Court estimates any Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court.  If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Plan Administrator may pursue supplementary proceedings to object to the allowance of such Claim.  All of the aforementioned objection, estimation and resolution procedures are intended to be cumulative and not exclusive of one another.  Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court, which shall be requested on notice to all relevant parties in interest.

8.5.                            No Post-Effective Date Interest

To the extent that a Disputed Claim becomes an Allowed Claim after the Effective Date, the holder of such Claim shall not be entitled to any interest thereon.

ARTICLE IX.
EFFECTS OF CONFIRMATION OF THE PLAN

9.1.                            Release of Liens

Except as otherwise provided herein or in any contract, instrument, release or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any Assets shall be fully released, settled and compromised (to the extent not otherwise released under the APAs or the Sale Order).

9.2.                            Exemption from Certain Taxes and Fees

Pursuant to, and to the fullest extent permitted by, section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to, in contemplation of, or in connection with, the Plan or pursuant to:  (i) the issuance, distribution, transfer, or exchange of any debt, equity interest, security interest, or other interest in the Operating Debtors, (ii) the creation, modification, consolidation, assumption, termination, refinancing and/or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means, (iii) the making, assignment or recording of any lease or sublease, or (iv) the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan including any deeds, bills of sale, assignments or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and the appropriate state or local government officials or agents shall, and shall be directed to, forgo the collection of any such tax, recordation fee or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee or government assessment. For the avoidance of doubt all transactions contemplated to occur in connection with the Sale Transactions are deemed to occur in contemplation of, or in connection with, and are related to, the Plan.  The Bankruptcy Court shall retain specific jurisdiction with respect to these matters.

9.3.                            Releases by the Operating Debtors

On the Effective Date and effective as of the Effective Date, to the fullest extent permitted by applicable law, for good and valuable consideration provided by the Released Parties, including (i) the discharge of debt and all other good and valuable consideration paid pursuant to the Plan and the Settlement Agreement, and (ii) the services of the Released Parties facilitating the expeditious implementation of the Sale Transactions and the liquidation contemplated by the Plan and the Settlement Agreement, each of the Operating Debtors unconditionally, irrevocably and forever discharges and releases the Released Parties from any and all Claims, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based on or relating to, or in any manner arising from, in whole or in part, the Operating Debtors, the Settlement Agreement, the Sale Transactions, the Operating Debtors’ and the Post-Effective Date Debtor’s liquidation and wind-down, the Chapter 11 Cases, the negotiation and preparation of the Plan or the Disclosure Statement or upon any other act or omission, transaction, agreement, document, event or other occurrence taking place on or before the Effective Date, including those that the Operating Debtors or Plan Administrator would have been legally entitled to assert in its or their own right (whether individually or collectively) other than Claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes fraud, gross negligence, criminal conduct, malpractice, misuse of confidential information that causes damages or ultra vires act as determined by a Final Order.

The foregoing release shall not apply to any express contractual or financial obligations or any right or obligations arising under or that is part of the Plan or any agreements entered into pursuant to, in connection with or contemplated by the Plan.

9.4.                            Releases by Holders of Claims and Equity Interests

On the Effective Date and effective as of the Effective Date, to the fullest extent permitted by applicable law, any holder of a Claim or Equity Interest that is Impaired or Unimpaired under the Plan shall be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever released and discharged the Released Parties from any and all Claims, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative claims asserted on behalf of an Operating Debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Operating Debtors, the Operating Debtors’ and Post-Effective Date Debtor’s liquidation and wind-down, the Chapter 11 Cases, the Settlement Agreement, the Sale Transactions, the purchase, sale or rescission of the purchase or sale of any security of the Operating Debtors or the Post-Effective Date Debtor, the subject matter of, or the transactions or events giving rise to, any Claim or Equity Interest that is treated in the Plan, the business or contractual arrangements between the Operating Debtors and any Released Party, the liquidation of Claims before or during the Chapter 11 Cases, the negotiation, formulation or preparation of the Plan, the Disclosure Statement, the Plan Supplement, any related agreements to the foregoing, instruments or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, other than Claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes fraud, gross negligence, criminal conduct, malpractice, misuse of confidential information that causes damages or ultra vires act as determined by a Final Order; provided, however, that the releases provided in this Section 9.4 shall not apply to any holder of a Claim that elects to “opt out” of such releases by making such election on its timely submitted Ballot (to the extent that it receives a Ballot) or in a written notice submitted to the Solicitation Agent on or before the Plan Objection Deadline.

Notwithstanding anything to the contrary in the foregoing, the release by holders of Claims and Equity Interests set forth above does not release (a) any Post-Effective Date obligations of any party under the Plan or any document, instrument or agreement (including those set forth in the Plan Supplement, if any) executed to implement the Plan, (b) the Lease Trustee Charging Liens, and (c) any obligation of indemnity by the Directing Lease Certificate Holder Parties to the Lease Trustee.

9.5.                            Injunction Enjoining Holders of Claims Against the Operating Debtors

This Plan is the sole means for resolving, paying or otherwise dealing with Claims and Equity Interests.  To that end, except as expressly provided herein, at all times on and after the Effective Date, through and including the date of entry of a Final Decree closing the Chapter 11 Cases, all Persons who have been, are, or may be holders of Claims against or Equity Interests in the Operating Debtors arising before the Effective Date shall be enjoined from taking any of the following actions against or affecting the Operating Debtors, their Estates, the Post-Effective Date Debtor, the Buyers, the Plan Administrator, or any of their respective Assets or property, and with respect to such Claims or Equity Interests (other than actions brought to enforce any rights or obligations under this Plan, or actions brought by the Operating Debtors or Buyers to enforce any rights or obligations under the APAs or any of the other documents executed, or to be executed, in connection with the Sale Transactions):

(a)                           Commencing or continuing in any manner, directly or indirectly any suit, action, or other proceeding of any kind (including all suits, actions, and proceedings that are pending as of the Effective Date);

(b)                           enforcing, levying, attaching, collecting, or otherwise recovering by any manner or means whether directly or indirectly any judgment, award, decree, or order;

(c)                            creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any Lien;

(d)                           asserting any setoff, right of subrogation, or recoupment of any kind, directly or indirectly against any obligation due to the Operating Debtors, their Estates, the Post-Effective Date Debtor, the Plan Administrator or their property; provided, that any defenses, offsets or counterclaims which the Operating Debtors, the Post-Effective Date Debtor, or the Plan Administrator may have or assert in respect of the above referenced Claims are fully preserved to the extent provided in Section 11.11 hereof; and

(e)                            proceeding in any manner in any place whatsoever against the Operating Debtors, their Estates, the Post-Effective Date Debtor, the Buyers, the Plan Administrator, or their property, or their property that does not conform to or comply with the provisions of this Plan, the APAs and the Settlement Agreement.

9.6.                            Exculpation of Operating Debtors, Committee, and Lease Trustee

Upon and effective as the Effective Date, the Operating Debtors, the Committee, the Lease Trustee, the DIP Lender and all of their respective current and former members (including ex officio members), officers, directors, employees, partners, attorneys, financial advisors, accountants, managed funds, investment bankers, investment advisors, actuaries, professionals, agents and representatives (in each case in their respective capacities as such) (collectively, the “Exculpated Parties”) will all be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including section 1125(e) of the Bankruptcy Code.

Except with respect to any acts or omissions expressly set forth in and preserved by the Plan or for any matters arising under the APAs, the Exculpated Parties and the Directing Lease Certificate Holder Parties shall neither have, nor incur, any liability to any entity for any pre-petition or post-petition act taken or omitted to be taken through and including the Effective Date in connection with, or arising from or relating in any way to:  (i) the Chapter 11 Cases; (ii) formulating, negotiating, preparing, disseminating, implementing, administering, or effecting the consummation of the Sale Transactions, the Disclosure Statement, the PSEG Allocation and payment thereof, the APAs or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other pre-petition or post-petition act taken or omitted to be taken in connection with or in contemplation of the restructuring and liquidation of the Operating Debtors; (iii) the solicitation of votes for the Plan and the pursuit of Confirmation and consummation of the Plan; and (iv) the administration of the Plan and/or the property to be distributed under the Plan.  In all respects, each Exculpated Party and each Directing Lease Certificate Holder Party shall be entitled to rely upon the advice of counsel concerning his, her or its respective duties under, pursuant to or in connection with the Plan and the Confirmation Order.

9.7.                            Cancellation of Existing Notes, Securities and Instruments

On the Effective Date, unless otherwise provided herein, any and all notes, instruments, certificates, securities and other documents evidencing any Claim or Equity Interest (including, without limitation, the Allowed Lease Trustee Claims) shall be deemed cancelled and annulled without further act or action under any applicable agreement, law, regulation, order or rule (including, without limitation, presentment of any notes, instruments, certificates or securities), and the holders of such Claims or Equity Interest shall only be entitled to receive the treatment provided under the Plan. The Operating Debtors and the PSEG Entities consent (and shall be deemed to have consented) to the cancellation of the Lease Indentures, Pass Through Trust Agreement and other Lease Documents as set forth herein.

Notwithstanding the foregoing, the Lease Indentures and the Pass Through Trust Agreement shall continue in effect solely to the extent necessary to:  (i) allow the Plan Administrator to make Plan Distributions on account of Allowed Lease Trustee Claims; (ii) allow the Lease Trustee to make distributions on account of Allowed Lease Trustee Claims; (iii) permit the Lease Trustee to assert its Lease Trustee Charging Liens against Plan Distributions for payment of the Lease Trustee Fees; (iv) allow the Lease Trustee to maintain any right of indemnification, contribution subrogation or any other claim it may have under the Lease Indentures or Pass Through Trust Agreement; (v) permit the Lease Trustee to appear in the Chapter 11 Cases or in any other matter described in this Plan which, absent such cancellation or extinguishment, the Lease Trustee would otherwise have the right to appear; and (vi) permit the Lease Trustee to perform any functions that are necessary to effectuate the foregoing.

Subsequent to the performance by the Lease Trustee or its agents of any duties that are required under the Plan, the Confirmation Order and/or under the terms of the Lease Documents, the Lease Trustee and its agents shall be relieved of, and released from and deemed to be discharged from, all obligations associated with the Lease Certificates, the Lease Notes, the Lease Indentures, the Pass Through Trust Agreement, the other Lease Documents and any other applicable trust agreements or law.  Except as expressly provided in the Plan, the Lease Trustee is authorized and directed to wind up and terminate the Lease Indentures, the Pass Through Trust Agreement and any other applicable Lease Document.

9.8.                            Disallowance of Claims

Except as otherwise agreed by the Operating Debtors, any and all Proofs of Claim filed after the applicable date set forth in the Bar Claims Order shall be deemed disallowed and expunged as of the Effective Date without any further notice to or action, order or approval of the Bankruptcy Court, and holders of such Claims may not receive any distributions on account of such Claims, unless such late Proof of Claim is deemed timely filed by a Final Order.

9.9.                            Amendments to Claims

On or after the Effective Date, except as otherwise provided herein, a Claim may not be amended without the prior authorization of the Bankruptcy Court, and any such amended Claim filed shall be deemed disallowed and expunged without any further notice to or action, order or approval of the Bankruptcy Court.

9.10.                     Compromise and Settlement of Claims, Equity Interests and Controversies

Notwithstanding anything contained herein to the contrary, the allowance, classification, and treatment of all Allowed Claims and their respective distributions and treatments hereunder takes into account and conforms to the relative priority and rights of the Claims and the Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto (including, without limitation, pursuant to and in accordance with the Settlement Agreement) whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code, the Settlement Agreement, or otherwise.  As of the Effective Date, any and all such rights described in the preceding sentence are and shall be deemed settled, compromised, and released pursuant hereto and the Confirmation Order.  The Confirmation Order will constitute the Bankruptcy Court’s finding and determination that the settlements reflected in the Plan are:  (i) in the best interests of the Operating Debtors, their Estates, and all holders of Claims; (ii) fair, equitable, and reasonable; (iii) made in good faith; and (iv) approved by the Bankruptcy Court pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019.  In addition, the allowance, classification and treatment of Allowed Claims take into account any Causes of Action, whether under the Bankruptcy Code or otherwise under applicable nonbankruptcy law, that may exist between the Operating Debtors, on the one hand, and the Released Parties pursuant to Section 9.3 hereof on the other hand and, as of the Effective Date, any and all such Causes of Action are and shall be deemed settled, compromised and released pursuant hereto and the Confirmation Order.

9.11.                     Special Provision Governing Accrued Fee Claims and Final Fee Applications

For the avoidance of doubt, the foregoing releases described in Section 9.10 hereof shall not waive, affect, limit, restrict or otherwise modify the right of any party in interest to object to any Fee Claim or final Fee Application filed by any Professional in the Chapter 11 Cases.

9.12.                     Asset Purchase Agreements

Notwithstanding anything herein to the contrary, nothing in the Plan shall be deemed to modify or otherwise affect the terms and conditions of the Sale Order, the APAs or the Transaction Documents.  In the event of a conflict between the Plan, on the one hand, and the Sale Order, the APAs and/or the Transaction Documents, on the other hand, the Sale Order, the APAs and/or the Transaction Documents, as applicable, shall control.

9.13.                     DH/Dynegy Plan

Notwithstanding anything herein to the contrary, nothing in the Plan shall be deemed to modify or otherwise affect the terms and conditions of the DH/Dynegy Plan or the DH/Dynegy Confirmation Order.  In the event of a conflict between the Plan, on the one hand, and the DH/Dynegy Plan and/or DH/Dynegy Confirmation Order, on the other hand, the DH/Dynegy Plan and/or the DH/Dynegy Confirmation Order, as applicable, shall control.

ARTICLE X.
RETENTION OF JURISDICTION

Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court shall retain and shall have exclusive jurisdiction over any matter (a) arising under the Bankruptcy Code, (b) arising in or under or related to the Chapter 11 Cases, (c) arising in or under or related to the Chapter 11 Case of DH (or any chapter 11 case of any Plan Proponent or the Surviving Entity, in each case as defined in the DH/Dynegy Plan) or the Plan or (d) that relates to any of the following:

(i)                                     To hear and determine any and all adversary proceedings, applications, motions, and contested or litigated matters that may be pending on the Effective Date or that, pursuant to the Plan, may be instituted by the Plan Administrator after the Effective Date;

(ii)                                  To hear and determine any objections to the allowance of Claims, whether filed, asserted, or made before or after the Effective Date, including, without express or implied limitation, to hear and determine any objections to the classification of any Claim and to allow, disallow or estimate any Disputed Claim in whole or in part;

(iii)                               To issue such orders in aid of execution of the Plan to the extent authorized or contemplated by section 1142 of the Bankruptcy Code;

(iv)                              To consider any modifications of the Plan, remedy any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(v)                                 To hear and determine all Fee Applications and applications for allowances of compensation and reimbursement of any other fees and expenses authorized to be paid or reimbursed under the Plan or the Bankruptcy Code;

(vi)                              To hear and determine all controversies, suits and disputes that may relate to, impact upon, or arise in connection with the Settlement Agreement, the APAs, the Transaction Documents or the Sale Order or their interpretation, implementation, enforcement or consummation (subject to the terms thereof);

(vii)                           To hear and determine all controversies, suits and disputes that may relate to, impact upon or arise in connection with the Plan, the Plan Supplement or their interpretation, implementation, enforcement or consummation;

(viii)                        To hear and determine all controversies, suits and disputes that may relate to, impact upon, or arise in connection with the Confirmation Order (and all exhibits to the Plan) or its interpretation, implementation, enforcement or consummation;

(ix)                              To the extent that Bankruptcy Court approval is required and to the extent not released pursuant to the Plan, to consider and act on the compromise and settlement of any Claim or Cause of Action by, on behalf of, or against the Operating Debtors, the Post-Effective Date Debtor or the Plan Administrator;

(x)                                 To hear and determine such other matters that may be set forth in the Plan, or the Confirmation Order, or that may arise in connection with the Plan, or the Confirmation Order;

(xi)                              To hear and determine matters concerning state, local and federal taxes, fines, penalties or additions to taxes for which the Post-Effective Date Debtor may be or may be asserted to be liable, directly or indirectly, in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

(xii)                           To hear and determine all controversies, suits and disputes that may relate to, impact upon, or arise in connection with any setoff and/or recoupment rights of the Operating Debtors, the Post-Effective Date Debtor or the Plan Administrator, or any Person under the Plan or the Confirmation Order;

(xiii)                        To hear and determine all controversies, suits, and disputes that may relate to, impact upon, or arise in connection with Causes of Action of the Operating Debtors or the Post-Effective Date Debtor (including Avoidance Actions) commenced by the Plan Administrator, or any third parties, as applicable, before or after the Effective Date, except to the extent compromised, settled and released under the Plan;

(xiv)                       To enter an order or Final Decree closing the Operating Debtors’ Chapter 11 Cases;

(xv)                          To issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person with the consummation, implementation or enforcement of the Plan or the Confirmation Order; and

(xvi)                       To hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code.

ARTICLE XI.
MISCELLANEOUS PROVISIONS

11.1.                     Substantial Consummation

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

11.2.                     Satisfaction of Claims

The rights afforded in the Plan and the treatment of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge and release of all Claims and Equity Interests of any nature whatsoever against the Operating Debtors and their Estates, Assets, properties and interests in property.  Except as otherwise provided herein, on the Effective Date, all Claims against and Equity Interests in the Operating Debtors shall be satisfied, discharged and released in full.  Neither the Post-Effective Date Debtor, the Plan Administrator, nor the Buyers shall be responsible for any pre-Effective Date obligations of the Operating Debtors, except those expressly assumed by the Buyers under the APAs, or as otherwise provided in the Plan.  Except as otherwise provided herein, all Persons shall be precluded and forever barred from asserting against the Post-Effective Date Debtor, the Plan Administrator or the Buyers, or against its or their successors or assigns, Assets, properties, or interests in property any event, occurrence, condition, thing, or other or further Claims or Causes of Action based upon any act, omission, transaction, or other activity of any kind or nature that occurred or came into existence prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date.

11.3.                     Special Provisions Regarding Insured Claims

The Plan Distributions to each holder of an Allowed Insured Claim against one or more of the Operating Debtors shall be made in accordance with the treatment provided under the Plan for the Class in which such Allowed Insured Claim is classified; except, that there shall be deducted from any Plan Distribution on account of an Insured Claim, for purposes of calculating the Allowed amount of such Claim, the amount of any insurance proceeds actually received by such holder in respect of such Allowed Insured Claim.  Nothing in this Section 11.3 shall (i) constitute a waiver of any Claim, right, or Cause of Action of the Operating Debtors or the Post-Effective Date Debtor or their Estates may hold against any Person, including any insurer, or (ii) provide for the Allowance of any Insured Claim.  Pursuant to section 524(e) of the Bankruptcy Code, nothing in the Plan shall release or discharge any insurer from any obligations to any Person under applicable law or any policy of insurance under which any of the Operating Debtors or the Post-Effective Date Debtor is an insured or a beneficiary.

11.4.                     Notices

Except as otherwise set forth in the Plan, all notices, requests or demands in connection with the Plan shall be in writing (including, without express or implied limitation, those delivered by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to the Operating Debtors:

[Name of applicable Operating Debtor]

Attention: Catherine Callaway

601 Travis — 14th Floor

Houston, Texas 77002

Telephone: (713) 767-4615

Facsimile: (713) 767-5181

E-mail: Catherine.Callaway@dynegy.com

with a copy to:

Sidley Austin LLP Attention: James F. Conlan One South Dearborn Chicago, Illinois 60603 Telephone: (312) 853-6890 Facsimile: (312) 853-7036 E-mail: jconlan@sidley.com

If to Dynegy:

Dynegy Inc. Attention: Catherine Callaway 601 Travis Street, Suite 1400 Houston, Texas 77002 Telephone: (713) 767-4615 Facsimile: (713) 767-5181 E-mail: Catherine.Callaway@dynegy.com with a copy to:

White & Case LLP Attention: Thomas E Lauria 200 South Biscayne Boulevard Suite 4900 Miami, Florida 33131 Telephone: (305) 995-5282 Facsimile: (305) 358-5744 E-mail: tlauria@whitecase.com

If to the Lease Trustee:

U.S. Bank National Association Attention: Pamela J. Wieder 60 Livingston Avenue St. Paul, Minnesota 55107 Telephone: (651) 466-5860 Facsimile: (651) 466-7401 E-mail: pamela.wieder@usbank.com with a copy to:

Shipman & Goodwin LLP Attention: Ira H. Goldman & Marie C. Pollio

One Constitution Plaza Hartford, Connecticut 06103 Telephone: (860) 251-5820 Facsimile: (860) 251-5214 E-mail: igoldman@goodwin.com and mpollio@goodwin.com with a copy to:

Cadwalader, Wickersham & Taft LLP

Attention: George A. Davis & Josh Brant

One World Financial Center

New York, New York 10281

Telephone: (212) 504-6797

Facsimile: (212) 504-6666

E-mail: george.davis@cwt.com & josh.brant@cwt.com

If to the PSEG Entities and/or RCM:

Resources Capital Management Corporation

80 Park Plaza, T-20

Newark, New Jersey 07102

Attention: Scott S. Jennings

Telephone: (973) 430-8660

Facsimile: (973) 643-8385

E-mail: scott.jennings@pseg.com

and

Attention: Shawn P. Leyden

Telephone: (973) 430-7698

Facsimile: (973) 643-8385

E-mail: shawnp.leyden@pseg.com

with a copy to:

Jenner & Block LLP 353 North Clark Street Chicago, Illinois 60654 Attention: David J. Bradford Telephone: (312) 923-2975 Facsimile: (312) 840-7375 E-mail: dbradford@jenner.com

and

Attention: Daniel R. Murray Telephone number: 312-923-2953 Facsimile number 312-840-7353 E-mail: dmurray@jenner.com

If to the Committee:

Akin Gump Strauss Hauer & Feld LLP Attention: Arik Preis One Bryant Park New York, New York 10036 Telephone: (212) 872-7418 Facsimile: (212) 872-1002 E-mail: apreis@akingump.com

11.5.                     Headings

The headings used in the Plan are inserted for convenience only, and neither constitute a portion of the Plan nor in any manner affect the construction of the provisions of the Plan.

11.6.                     Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and the Bankruptcy Rules), the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, shall govern the construction of the Plan and any agreements, documents and instruments executed in connection with the Plan, except as otherwise expressly provided in such instruments, agreements or documents.

11.7.                     Limitation on Notice

The Operating Debtors shall give the following notice with regard to the following matters, which notice shall be deemed to be good and sufficient notice of such matters with no requirement for any additional or further notice:

(a)                           Notice of Entry of Confirmation Order and Effective Date

Notice of the entry of the Confirmation Order and the occurrence of the Effective Date shall be sufficient when filed with the Bankruptcy Court and posted on the website of the Claims Agent at http://dm.epiq11.com/dynegyholdingsllc.

(b)                           Post-Confirmation Date Service

From and after the Effective Date, notices of appearances and demands for service of process filed with the Bankruptcy Court before such date shall no longer be effective. After the Effective Date, no further notices shall be required to be sent to any entities or Persons, except to the Plan Administrator, the U.S. Trustee and any creditor who files a renewed request for service of pleadings and whose Claim has not been fully satisfied.

(c)                             General Notice to Creditors

All notices and requests to creditors of any Class shall be sent to them at the addresses set forth on their Proofs of Claim or, if no proof of claim was filed, to their last known address as reflected in the Operating Debtors’ records. Any creditor may designate in writing any other address for purposes of Section 11.4 hereof and this Section 11.7, which designation shall be effective upon receipt by the Post-Effective Date Debtor.

11.8.                     Plan Supplement

The Plan Supplement, if any, and the documents contained therein shall be filed with the Bankruptcy Court no later than ten (10) days before Plan Objection Deadline, provided that the documents included therein may thereafter be amended and supplemented before execution, so long as no such amendment or supplement materially affects the rights of holders of Claims.  The Plan Supplement and the documents contained therein are incorporated into and made a part of the Plan as if set forth in full herein.

11.9.                     Amendment or Modification of the Plan

Alterations, amendments or modifications of or to the Plan may be proposed in writing by the Operating Debtors, after consultation with the Committee, at any time before the Confirmation, provided that the Plan, as altered, amended or modified, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Operating Debtors shall have complied with section 1125 of the Bankruptcy Code.  The Operating Debtors also reserve the right to make such modifications at or before any hearings on Confirmation as are necessary to permit the Plan to be confirmed under section 1129 of the Bankruptcy Code.

A holder of a Claim that has accepted the Plan shall be deemed to have accepted such Plan as modified if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such holder.

The Operating Debtors may make appropriate technical adjustments and modifications to the Plan prior to the Effective Date without further order or approval of the Bankruptcy Court, provided that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims under the Plan.

11.10.              Revocation and Withdrawal of the Plan

The Operating Debtors reserve the right to, after consultation with the Committee, revoke or withdraw the Plan at any time before entry of a Confirmation Order.  If the Operating Debtors revoke or withdraw the Plan before the Confirmation Date, if the Confirmation does not occur, or the Effective Date does not occur on or prior to June 1, 2013, then the Plan shall be deemed to be null and void.  In such event, nothing contained herein or in any Disclosure Statement relating to the Plan shall be deemed to constitute an admission of validity, waiver or release of any Claims by or against the Operating Debtors or any Person or to prejudice in any manner the rights of the Operating Debtors or any Person in any proceeding involving the Operating Debtors.

11.11.              Setoff Rights

Except as otherwise provided in the Plan, the Operating Debtors may, but shall not be required to, recoup, set off or counterclaim against any Claim and the payments or other distributions to be made pursuant to the Plan in respect of the Claim, claims of any nature whatsoever the Estates may have against the holder of the Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Operating Debtors of any claim that the Estates may have against the holder; provided, however, that the Operating Debtors will not seek to recoup, set off or counterclaim for any obligation that is not yet due.  Recoupments, setoffs or counterclaims arising from events after the Petition Date shall reduce the payouts under any Allowed Claim dollar for dollar.  Recoupments, setoffs or counterclaims arising from pre-petition events shall only reduce the amount of the Allowed Claim and therefore, shall only reduce the payout amount proportionally with the reduction in the Allowed Claim.  If any counterclaim or setoff asserted by the Operating Debtors exceeds the amount of any Claim, the holder of such Claim shall not be entitled to any distribution under the Plan, and the Operating Debtors will reserve the right to recover any such excess counterclaim or setoff from the holder of the applicable Claim.

11.12.              Compliance with Tax Requirements

In connection with the Plan, the Plan Administrator shall comply with all withholding and reporting requirements imposed by federal, state, local and foreign taxing authorities and all Plan Distributions hereunder shall be subject to such withholding and reporting requirements.  Notwithstanding the foregoing, each holder of an Allowed Claim that is to receive a Plan Distribution shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any government unit, including income, withholding and other tax obligations, on account of such Plan Distribution.  The Plan Administrator has the right, but not the obligation, to refrain from or delay making a Plan Distribution until such holder has made arrangements satisfactory to the Plan Administrator for payment of any such tax obligations.

11.13.              Binding Effect

Pursuant to section 1125 of the Bankruptcy Code, Persons that solicit acceptances or rejections of the Plan, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, shall not be liable on account of such solicitation, for violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan.

11.14.              Successors and Assigns

The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Person.

11.15.              Entire Agreement

The Plan and the Confirmation Order supersede any and all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan, other than the Sale Order and the APAs (including the Transaction Documents).

11.16.              Severability

IN THE EVENT THE BANKRUPTCY COURT DETERMINES THAT ANY PROVISION OF THE PLAN IS UNENFORCEABLE EITHER ON ITS FACE OR AS APPLIED TO ANY CLAIM OR EQUITY INTEREST OR ANY TRANSACTION, THE PLAN PROPONENTS MAY MODIFY THE PLAN IN ACCORDANCE WITH SECTION 11.9 HEREOF SO THAT SUCH PROVISION SHALL NOT BE APPLICABLE TO THE HOLDER OF ANY SUCH CLAIM OR EQUITY INTEREST OR WITH RESPECT TO ANY SUCH TRANSACTION.  ANY DETERMINATION OF UNENFORCEABILITY SHALL NOT (A) LIMIT OR AFFECT THE ENFORCEABILITY AND OPERATIVE EFFECT OF ANY OTHER PROVISION OF THE PLAN OR (B) REQUIRE THE RESOLICITATION OF ANY ACCEPTANCE OR REJECTION OF THE PLAN.

11.17.              No Admissions

Neither of the filing of the Plan, nor the taking by the Operating Debtors of any action with respect to the Plan, nor any statement or provision contained herein shall be or be deemed to be (a) an admission by any such party or any other Person against its interest, or (b) a waiver of any rights, claims or remedies that such parties may have, and all such rights and remedies are and shall be specifically reserved.  In the event the Plan is not confirmed and the Confirmation Order is not entered, the Plan, the Disclosure Statement and the Plan Supplement, and any statement contained herein or therein, may not be used by any Person, party or entity against the Operating Debtors or any other Person.

AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER CAUSES OF ACTION OR THREATENED CAUSES OF ACTION, THIS PLAN SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION, OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS.  THIS PLAN SHALL NOT BE ADMISSIBLE IN ANY NON-BANKRUPTCY PROCEEDING EXCEPT AS NECESSARY TO ENFORCE THE PROVISIONS HEREOF, NOR SHALL IT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES, AND OTHER LEGAL EFFECTS OF THE PLAN AS TO HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE OPERATING DEBTORS OR ANY OF THEIR SUBSIDIARIES AND AFFILIATES.

Dated: January 21, 2013
Respectfully submitted,

DYNEGY ROSETON, L.L.C.

By:
Name:
Title:

DYNEGY DANSKAMMER, L.L.C.

By:
Name:
Title:

HUDSON POWER, L.L.C.

By:
Name:
Title:

DYNEGY NORTHEAST GENERATION, INC.

By:
Name:
Title:

EXHIBIT “A”

GLOSSARY OF DEFINED TERMS

1.                                      “Additional GUC Distribution” means, pursuant to Section 3.3 of the Plan, those funds, if any, remaining in the Excess Cash Reserve after payment in full of the DIP Claim and Lease Trustee Administrative Claims, to be distributed to holders of Class 3A through 3D — Allowed General Unsecured Claims and Class 5 — Lease GUC Claims on the Final Distribution Date pursuant to Sections 3.2(c)(iii) and 3.2(e)(iii) of the Plan.

2.                                      “Administrative and Secured Claims Reserve” means the reserve funded by the Operating Debtors pursuant to Section 2.2(b) of the Plan to ensure sufficient funds to pay all Administrative Claims and Secured Claims that shall or may become Allowed Administrative Claims and Allowed Secured Claims.

3.                                      “Administrative Claim” means a Claim incurred by the Operating Debtors or their respective Estates on or after the Petition Date, and before the Effective Date for a cost or expense of administration in the Chapter 11 Cases entitled to priority under sections 503(b) and 507(a)(2) of the Bankruptcy Code, including, without limitation, (a) Fee Claims, (b) any fees or charges assessed against the Estate of the Operating Debtors under section 1930 of chapter 123 of title 28 of the United States Code, (c) the DIP Claims, and (d) the Lease Trustee Administrative Claims.

4.                                      “Administrative Claims Bar Date” means the deadline to file a request for payment of an Administrative Claim, other than Fee Claims, which date shall be 45 days after the Effective Date.

5.                                      “Affiliate” means, with respect to any Person, all Persons that would fall within the definition assigned to such term in section 101(2) of the Bankruptcy Code, if such Person was a debtor in a case under the Bankruptcy Code.

6.                                      “Allowed,” when used

(a)                                 with respect to any Claim, except for a Claim that is an Administrative Claim, means such Claim to the extent it is not a Disputed Claim or a Disallowed Claim; and

(b)                                 with respect to an Administrative Claim, means such Administrative Claim to the extent it has become fixed in amount and priority pursuant to the procedures set forth in Section 2.2(c) of the Plan or is deemed allowed pursuant to Section 2.2(c) of the Plan.

7.                                      “APAs” means, collectively, the Roseton APA and Danskammer APA.

8.                                      “Assets” means all rights, title and interest of any nature in property of any kind, wherever located, as specified in section 541 of the Bankruptcy Code; for the avoidance of doubt, from and after the Effective Date, “Assets” shall not include any of the assets sold to the Buyers pursuant to the APAs.

9.                                      “Avoidance Actions” means all Causes of Action of the Estates of the Operating Debtors (as applicable) that arise under section 544, 545, 547, 548, 550, 551 and/or 553 of the Bankruptcy Code.

10.                               “Ballot” means the ballot distributed with the Disclosure Statement for voting to accept or reject the Plan.

11.                               “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as codified at title 11 of the United States Code, 11 U.S.C. § 101 et seq., as amended from time to time and applicable to the Chapter 11 Cases.

12.                               “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York, Poughkeepsie Division, or such other court having jurisdiction over the Chapter 11 Cases.

13.                               “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as prescribed by the United States Supreme Court pursuant to section 2075 of title 28 of the United States Code and as applicable to the Chapter 11 Cases.

14.                               “Bar Date Order” means any order of the Bankruptcy Court pursuant to Bankruptcy Rule 3003(c):  (i) establishing a bar date for filing certain proofs of claim; (ii) establishing ramifications for failure to comply therewith; (iii) approving proof of claim form and notice of bar date; and (iv) approving notice and publication procedures, including, without limitation, the Order Establishing Deadlines for Filing Proofs of Claim and Approving the Form and Notice thereof [Docket No. 331].

15.                               “Business Day” means any day other than a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close for business in New York, New York.

16.                               “Buyers” means, collectively, the Roseton Buyer and the Danskammer Buyer.

17.                               “Cash” means legal tender of the United States of America and equivalents thereof.

18.                               “Causes of Action” means all claims, rights, actions, causes of action, liabilities, obligations, suits, debts, remedies, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages or judgments, whether known or unknown, liquidated or unliquidated, fixed or contingent, matured or unmatured, foreseen or unforeseen, asserted or unasserted, arising in law, equity or otherwise.

19.                               “Chapter 11 Cases” means the jointly administered cases commenced under chapter 11 of the Bankruptcy Code in the Bankruptcy Court with respect to the Operating Debtors under the caption In re Dynegy Holdings, LLC, et al., Case No. 11-38111 (CGM).

20.                               “Claim” has the meaning set forth in section 101 of the Bankruptcy Code.

21.                               “Claim Objection Deadline” means the deadline for filing objections to Claims as set forth in Section 8.2 of the Plan.

22.                               “Claims Agent” means Epiq, which was designated by order of the Bankruptcy Court to process Proofs of Claim.

23.                               “Claims Register” means the official Claims Register as maintained by the Claims Agent.

24.                               “Class” means any categories of Claims or Equity Interests established under the Plan pursuant to sections 1122 and 1123(a) of the Bankruptcy Code.

25.                               “Committee” means the Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases.

26.                               “Confirmation Date” means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

27.                               “Confirmation Hearing” means the hearing held by the Bankruptcy Court, as it may be continued from time to time, to consider confirmation of the Plan.

28.                               “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan.

29.                               “Convenience Claim” means any Claim in an amount equal or less than $5,000 that would otherwise qualify as a General Unsecured Claim, or any Allowed General Unsecured Claim greater than $5,000 where the holder of such Claim has elected on its Ballot to have its Claim reduced to $5,000 and treated as a Convenience Claim.

30.                               “Convenience Class Distribution” means the lesser of (a) the Convenience Class Pool and (b) $150,000.

31.                               “Convenience Class Pool” means the aggregate amount of Convenience Claims.

32.                               “Danskammer APA” means the Asset Purchase Agreement, dated as of December 26, 2012, by and between ICS NY Holdings, LLC as buyer, and Dynegy Danskammer as seller.

33.                               “Danskammer Buyer” means ICS NY Holdings, LLC as buyer under the Danskammer APA.

34.                               “Danskammer Cash Consideration” means the $3.5 million of Cash consideration to be paid by the Danskammer Buyer pursuant to the Danskammer APA.

35.                               “Danskammer Contribution” means a payment from the Operating Debtors, made on the later of the (a) Effective Date and (b) closing date of the Sale Transactions, in an amount equal to the lesser of (a) $1,000,000, and (b) the good faith estimate of the Operating Debtors of the amount of Cash in the Estates in excess of the Reserve Estimate (after taking into consideration all payments paid, or to be paid, on or prior to the Effective Date, by the Operating Debtors or the Plan Administrator in accordance with the Plan); which payment shall be made to the Lease Trustee and the DH/Dynegy Creditors on account of the Danskammer Facility as part of and in accordance with the allocation of Sale Proceeds contemplated by Sections II.d.(iii) and (iv) of the Settlement Agreement (and not on account of any Lease Trustee Claims); provided that, the Danskammer Contribution shall also be paid from the Excess Cash Reserve on any subsequent date on which (and solely to the extent that) (x) the aggregate amount previously paid on account of the Danskammer Contribution is less than $1,000,000, and (y) there is any Cash in or attributable to the Excess Cash Reserve; until such time as the aggregate amount paid on account of the Danskammer Contribution equals $1,000,000.

36.          “Danskammer Facility” means Dynegy Danskammer’s power generation facilities, including all of the power generation units and other structures and equipment, the related land and all other assets related to the operation thereof.

37.          “Danskammer Facility Lease” means that certain Facility Lease Agreement, dated as of May 1, 2001, between Danskammer OL, LLC, as Owner Lessor, and Dynegy Danskammer, as Facility Lessee, pertaining to Units 3 and 4 of the Danskammer Power Station in Newburgh, New York.

38.          “Danskammer Lease Documents” means (a) the Participation Agreement, dated as of May 8, 2001, among Dynegy Danskammer, Danskammer OL LLC, Wilmington Trust Company, not in its individual capacity except as expressly provided therein but solely as Lessor Manager, Danskammer OP LLC, The Chase Manhattan Bank, not in its individual capacity but solely as Lease Indenture Trustee, and The Chase Manhattan Bank, not in its individual capacity but solely as Pass Through Trustee, (b) the Danskammer Facility Lease, and (c) the other “Operative Documents” as defined in Appendix A to the Participation Agreement.

39.          “Danskammer Transfer Agreement” means that certain Transfer Agreement, dated as of January 14, 2013, providing for the transfer by certain of the PSEG Entities of all of their respective right, title and interest in and to the Danskammer Facility assets to Dynegy Danskammer.

40.          “Debtor in Possession” means any of the Operating Debtors, in its capacity as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

41.          “DH” means Dynegy Holdings, LLC, n/k/a Dynegy Inc.

42.          “DH/Dynegy Confirmation Order” means the Order Confirming the Joint Chapter 11 Plan of Reorganization for Dynegy Holdings, LLC and Dynegy Inc. [Docket No. 1029].

43.          “DH/Dynegy Creditors” means those entities holding allowed “Class 3” claims against Dynegy under the DH/Dynegy Plan, other than the Lease Trustee and the Lease Certificate Holders.

44.          “DH/Dynegy Plan” means the Joint Chapter 11 Plan of Reorganization for Dynegy Holdings, LLC and Dynegy Inc., which was confirmed on September 10, 2012 by the Dynegy Confirmation Order and went effective on October 1, 2012.

45.          “DIP Allocation” means $1,000,000 of Net Sale Proceeds to be paid to the DIP Lender on account of the Roseton Facility and the DIP Claims, to be paid on the closing date and at the closing of the Sale Transactions, as part of the allocation contemplated by Sections II.d.(iii) and (iv) of the Settlement Agreement.

46.          “DIP Claims” means the Administrative Claims against the Operating Debtors arising from the Intercompany Credit Facility (as defined in the DIP Order).

47.          “DIP Lender” means Dynegy Holdings, LLC as lender under the Intercompany Credit Facility (as defined in the DIP Order), and any successor thereto.

48.          “DIP Order” means the Final Order (I) Authorizing Dynegy Holdings, LLC to Provide Intercompany Post-Petition Financing to its Debtor Subsidiaries Under Sections 362, 363 and 364 of the Bankruptcy Code, and (II) Granting Related Relief [Docket No. 225], as amended from time to time.

49.          “Directing Lease Certificate Holder Parties” has the meaning ascribed to it in the Settlement Agreement.

50.          “Disallowed” when used with respect to a Claim, means a Claim, or such portion of a Claim, that has been disallowed by a Final Order.

51.          “Disclosure Statement” means the disclosure statement filed with respect to the Plan, as it may be amended, supplemented, or otherwise modified from time to time, and the exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

52.          “Disclosure Statement Order” means the order entered by the Bankruptcy Court in the Chapter 11 Cases [Docket No.      ] (a) approving the Disclosure Statement as containing adequate information required under section 1125 of the Bankruptcy Code, and (b) authorizing the use of the Disclosure Statement for soliciting votes on the Plan.

53.          “Disputed” when used with respect to a Claim, means such Claim: (i) to the extent it is listed in the Schedules as disputed, contingent, or unliquidated, in whole or in part, and as to which no Proof of Claim has been filed; (ii) if it is listed in the Schedules as undisputed, liquidated, and not contingent and as to which a Proof of Claim has been filed with the Bankruptcy Court, to the extent (A) the Proof of Claim amount exceeds the amount indicated in the Schedules, or (B) the Proof of Claim priority differs from the priority set forth in the Schedules; (iii) if it is not listed in the Schedules or was listed in the Schedules as disputed, contingent or unliquidated, in whole or in part, but as to which a Proof of Claim has been filed with the Bankruptcy Court; or (iv) as to which an objection has been filed on or before the Claim Objection Deadline; provided, however, that a Claim (i) that is fixed in amount and priority pursuant to the Plan or by Final Order of the Bankruptcy Court or (ii) with respect to which a Proof of Claim has been timely filed and no objection has been filed by the Claim Objection Deadline, shall not be a Disputed Claim.

54.          “Disputed General Unsecured Claims Reserve” means the reserve funded by the Operating Debtors pursuant to Section 8.1 of the Plan to ensure sufficient funds to pay all Disputed General Unsecured Claims in accordance with Section 3.2(c) of the Plan to the extent that such Claims become Allowed General Unsecured Claims.

55.          “Distribution Record Date” means the record date for purposes of Plan Distributions which shall be (i) with respect to distributions to Lease Certificate Holders and the DH/Dynegy Creditors, the Effective Date, and (ii) with respect to holders of all other Claims and Equity Interests, the date the Bankruptcy Court enters the Disclosure Statement Order.

56.          “DNE” means Dynegy Northeast Generation, Inc., one of the Operating Debtors in the Chapter 11 Cases.

57.          “DTC” means The Depository Trust Company.

58.          “Dynegy” means Dynegy Inc.; on October 1, 2012, Dynegy and DH merged, with Dynegy as the surviving entity.

59.          “Dynegy Danskammer” means Dynegy Danskammer, L.L.C., one of the Operating Debtors in the Chapter 11 Cases.

60.          “Dynegy Roseton” means Dynegy Roseton, L.L.C., one of the Operating Debtors in the Chapter 11 Cases.

61.          “Effective Date” means a date to be selected by the Operating Debtors which shall be a Business Day that is no later than five (5) days after all of the conditions specified in Section 6.4 of the Plan have been satisfied or waived (to the extent such conditions can be waived).

62.          “Epiq” means Epiq Bankruptcy Solutions, LLC.

63.          “Equity Interest” means any outstanding ownership interest, including, without limitation, interests evidenced by membership interests, or other rights to purchase or otherwise receive any ownership interest and any right to payment or compensation based upon any such interest, whether or not such interest is owned by the holder of such right to payment or compensation.

64.          “Estate” means the estate created by section 541 of the Bankruptcy Code.

65.          “Excess Cash Reserve” means all Cash remaining in the Estates after the Reserves have been funded, and all Cash that remains in the Reserves after resolution of all Disputed Claims and payment of all Allowed Claims.  Funds, if any, in the Excess Cash Reserve shall be distributed in accordance with the definition of the Danskammer Contribution and Section 3.3 of the Plan.

66.          “Executory Contract” means a contract entered into before the Petition Date to which one or more of the Operating Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

67.          “Facilities” means, collectively, the Roseton Facility and the Danskammer Facility.

68.          “Fee Application” means an application for allowance and payment of a Fee Claim (including any Claims for “substantial contribution” pursuant to section 503(b)(3)(D) of the Bankruptcy Code).

69.          “Fee Claim” means a Claim of a Professional against the Operating Debtors or Post-Effective Date Debtor.

70.          “Fee Claim Bar Date” means the deadline to file a request for payment of a Fee Claim, which date shall be thirty (30) days after the Effective Date.

71.          “Fee Claims Reserve” means the reserve, in an amount reasonably acceptable to the Committee and the Lease Trustee, funded by the Operating Debtors pursuant to Section 2.4(a) of the Plan to ensure sufficient funds to pay (i) all Fee Claims that shall or may become Allowed Fee Claims in accordance with the terms of the Plan and (ii) all other Fee Claims through the closing of these Chapter 11 Cases.

72.          “Final Decree” means the final decree entered by the Bankruptcy Court closing the Chapter 11 Cases after the Effective Date pursuant to section 350 of the Bankruptcy Code and Bankruptcy Rule 3022.

73.          “Final Distribution Date” means the last date on which a final distribution of the GUC Distribution and/or Additional GUC Distribution is made to holders of Allowed General Unsecured Claims or Lease GUC Claims under the Plan, and final distributions are made from the Excess Cash Reserve pursuant to Sections 3.2 and 3.3 of the Plan.

74.          “Final Order” means (a) an order or judgment of the Bankruptcy Court or any other court or adjudicative body as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending, or (b) in the event that an appeal, writ of certiorari, reargument, or rehearing thereof has been taken or sought, no stay pending appeal has been granted or such order of the Bankruptcy Court or any other court or adjudicative body shall have been affirmed by the highest court to which such order was appealed, or certiorari has been denied, or from which reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that no order shall fail to be a Final Order solely because of the possibility that a motion pursuant to section 502(j) of the Bankruptcy Code, Rule 59 or Rule 60 of the Federal Rules of Civil Procedure or Bankruptcy Rule 9024 may be filed with respect to such order.

75.          “General Unsecured Claim” means any Claim other than an Administrative Claim, a Priority Claim, a Priority Tax Claim, a Fee Claim or a Secured Claim.

76.          “GUC Distribution” means the initial distribution of Cash to holders of Allowed Claims in Classes 3A through 3D — General Unsecured Claims, in an amount (in the aggregate) up to (a) $500,000 minus (b) the Convenience Class Distribution.

77.          “Hudson Power” means Hudson Power L.L.C., one of the Operating Debtors in the Chapter 11 Cases.

78.          “Impaired” means when used in reference to a Claim or Equity Interest, a Claim or Equity Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

79.          “Initial Distribution Date” means the date, as determined by the Plan Administrator, when the first distribution to holders of Allowed General Unsecured Claims are made under the Plan; provided, however, that the Initial Distribution Date may also be the Final Distribution Date if so determined by the Plan Administrator.

80.          “Insured Claim” means any Claim for which one or more of the Operating Debtors or the Post-Effective Date Debtor, as applicable, is entitled to indemnification, reimbursement,

contribution or other payment under a policy of insurance wherein one or more of the Operating Debtors or the Post-Effective Date Debtor, as applicable, is an insured or beneficiary of the coverage.

81.          “Intercompany Claim” means any Claim held by an Operating Debtor or an Affiliate of the Operating Debtors against another Operating Debtor or Affiliate, but excluding DIP Claims.

82.          “Intercompany Interests” means an Equity Interest held by an Operating Debtor or an Affiliate of the Operating Debtors in another Operating Debtor or Affiliate.

83.          “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, and any applicable rulings, regulations (including temporary and proposed regulations) promulgated thereunder, judicial decisions, and notices, announcements, and other releases of the United States Treasury Department or the IRS.

84.          “IRS” means the United States Internal Revenue Service.

85.          “Lease Certificates” means those certain pass-through trust certificates evidencing fractional undivided interests in the pass through trust established pursuant to the Pass Through Trust Agreement and which, among other things, holds the outstanding Lease Notes.

86.          “Lease Certificate Holder” means a holder of the Lease Certificates.

87.          “Lease Documents” means the Danskammer Lease Documents and the Roseton Lease Documents.

88.          “Lease Guarantees” means, collectively, (i) that certain Guaranty, dated as of May 1, 2001, made by DH, as Guarantor, with respect to the Danskammer Facility Lease, and (ii) that certain Guaranty, dated as of May 1, 2001, made by DH, as Guarantor, with respect to the Roseton Facility Lease.

89.          “Lease GUC Claims” means the General Unsecured Claims of the Lease Trustee, arising under or relating to the Facilities and the Lease Documents, which were Allowed as General Unsecured Claims against Dynegy Roseton in the amount of $454,717,690 and against Dynegy Danskammer in the amount of $85,282,310, pursuant to Section II.d.(i) of the Settlement Agreement and the Settlement Order.  For the avoidance of doubt, pursuant to the terms of the Settlement Agreement, the distributions to be made to the Lease Trustee pursuant to Sections 3.3 and 5.7 of the Plan shall be in full and final satisfaction of all Lease Trustee Claims.

90.          “Lease Indentures” means the Indenture of Trust, Mortgage, Assignment of Leases and Rents and Security Agreement related to Roseton Units 1 and 2, dated as of May 8, 2001, and the Indenture of Trust, Mortgage, Assignment of Leases and Rents and Security Agreement related to Danskammer Units 3 and 4, dated as of May 8, 2001.

91.          “Lease Notes” means those certain notes issued by Roseton OL LLC and Danskammer OL LLC, as owner lessors, under the Lease Indentures.

92.          “Lease Trustee” means U.S. Bank National Association, not in its individual capacity but solely as successor indenture trustee under the Lease Indentures and successor pass through trustee under the Pass Through Trust Agreement.

93.          “Lease Trustee Administrative Claims” means the Administrative Claims of the Lease Trustee, arising under or relating to the Facilities and the Lease Documents, which were Allowed as Administrative Claims against Dynegy Roseton in the amount of $42,176,760 and against Dynegy Danskammer in the amount of $3,154,179, pursuant to Section II.d.(i) of the Settlement Agreement and the Settlement Order.

94.          “Lease Trustee Charging Liens” means, to the extent not previously paid, any lien or priority payment to which the Lease Trustee is entitled, pursuant to the Lease Indentures or Pass Through Trust Agreement, against distributions to be made to Lease Certificate Holders for payment of any Lease Trustee Fees.

95.          “Lease Trustee Claims” means, collectively, the Lease Trustee Administrative Claims, the Lease GUC Claims, and all other claims of the Lease Trustee (or the Lease Certificate Holders) against the Operating Debtors or their Assets (including the assets sold to the Buyers pursuant to the APAs), either asserted by the Lease Trustee (or the Lease Certificate Holders) or agreed to by the Operating Debtors pursuant to the Settlement Agreement.

96.          “Lease Trustee Fees” means (a) the fees, expenses, disbursements and advances, including, without limitation, the fees, expenses and disbursements of the Lease Trustee’s legal and financial advisors, incurred or made by the Lease Trustee under the Lease Indentures or the Pass Through Trust Agreement; and (b) indemnity claims of the Lease Trustee or its legal and financial advisors under the Lease Indentures or Pass Through Trust Agreement.

97.          “Lessor Recovery Cap” means the cap on aggregate recoveries available to the Lease Trustee on account of its claims against DH and the Operating Debtors (exclusive of amounts received on account of trustee and professional fees and expenses) in the amount of $571,507,840, as set forth in Section II.d.(ii) of the Settlement Agreement and the Settlement Order.

98.          “Lien” means a lien as defined in section 101(37) of the Bankruptcy Code.

99.          “Net Sale Proceeds” means the Sale Proceeds less all Allowed Fee Claims.

100.        “Notice of Confirmation” means the notice of entry of the Confirmation Order to be filed with the Bankruptcy Court and mailed, as necessary, to holders of Claims and Equity Interests.

101.        “Operating Debtors” means, collectively, DNE, Hudson Power, Dynegy Roseton, and Dynegy Danskammer.

102.        “Pass Through Trust Agreement” means that certain Roseton-Danskammer 2001-Series B Pass Through Trust Agreement, dated as of May 1, 2001.

103.        “Person” means an individual, corporation, partnership, limited liability company, joint venture, trust, estate, unincorporated association, unincorporated organization, governmental entity, or political subdivision thereof, or any other entity.

104.        “Petition Date” means November 7, 2011.

105.        “Plan” means this chapter 11 plan, either in its present form or as it may be amended, supplemented, or otherwise modified from time to time (but solely in accordance with the terms hereof) and the exhibits and schedules hereto, as the same may be in effect at the time such reference becomes operative.

106.        “Plan Administrator” means the Post-Effective Date Debtor or a subsidiary of Dynegy.

107.        “Plan Distribution” means a payment or distribution of Cash, assets, securities or instruments evidencing an obligation to holders of Allowed Claims under the Plan.

108.        “Plan Distribution Date” means with respect to any Claim, (a) the Effective Date or a date that is as soon as reasonably practicable after the Effective Date, if such Claim is then an Allowed Claim, or (b) if not Allowed on the Effective Date, a date that is as soon as reasonably practicable after the date such Claim becomes Allowed, but is not earlier than thirty (30) days following the previous Plan Distribution Date.

109.        “Plan Objection Deadline” means the deadline established by the Bankruptcy Court for filing objections to confirmation of the Plan.

110.        “Plan Supplement” means the supplement or supplements to the Plan containing certain documents relevant to the implementation of the Plan (as such may be amended from time to time) as provided in Section 11.8 of the Plan.

111.        “Post-Effective Date Debtor” means DNE as it exists after the occurrence of the Effective Date.

112.        “Post-Effective Date Reserve” means the reserve funded by the Operating Debtors to ensure sufficient funds to pay the expenses incurred by the Post-Effective Date Debtor or the Plan Administrator, which shall be in an amount reasonably acceptable to the Committee and the Lease Trustee.

113.        “Priority Claim” means any Claim to the extent such Claim is entitled to priority in right of payment under section 507(a) of the Bankruptcy Code, other than Secured Claims, Administrative Claims and Priority Tax Claims.

114.        “Priority Claims Reserve” means the reserve funded by the Operating Debtors pursuant to Section 3.2(a)(iv) of the Plan to ensure sufficient funds to pay all Priority Claims that shall or may become Allowed Priority Claims in accordance with the terms of the Plan.

115.        “Priority Tax Claim” means a Claim that is of a kind specified in section 507(a)(8) of the Bankruptcy Code.

116.        “Priority Tax Claims Reserve” means the reserve funded by the Operating Debtors pursuant to Section 2.6(a) of the Plan to ensure sufficient funds to pay all Priority Tax Claims that shall or may become Allowed Priority Tax Claims in accordance with the terms of the Plan.

117.        “Professional” means a Person retained by the Operating Debtors or any other Person in the Chapter 11 Cases that is to be compensated for services rendered or costs incurred on or after the Petition Date and on or prior to the Effective Date pursuant to sections 327, 328, 329, 330, 331, 503(b), or 1103 of the Bankruptcy Code.

118.        “Proof of Claim” means the proof of Claim that must be filed by a holder of a Claim by the date(s), if any, designated by the Bankruptcy Court as the last date(s) for filing proofs of Claim against the Operating Debtors.

119.        “Pro Rata Share” means the proportion that an Allowed Claim bears to the aggregate amount of all Claims in a particular class, including Disputed Claims, but excluding Disallowed Claims, (a) as calculated by the Plan Administrator; or (b) as determined or estimated by the Bankruptcy Court.

120.        “PSEG Allocation” means the amount of Sale Proceeds allocated to the PSEG Entities’ interests pursuant to Sections II.d.(iii) and (iv) of the Settlement Agreement, which shall be equal to the Net Sale Proceeds, minus the DIP Allocation, plus the Danskammer Contribution.  For the avoidance of doubt, the Danskammer Contribution shall not be paid from Sale Proceeds, but rather shall be paid from the Excess Cash Reserve in accordance with the terms of the Plan.

121.        “PSEG Entities” means, collectively, (a) RCM, (b) Resources Capital Asset Recovery, LLC, Series DD and Series DR, (c) Roseton OL LLC, (d) Danskammer OL LLC, (e) Roseton OP LLC, and (f) Danskammer OP LLC.

122.        “PSEG Transfer Agreements” means, collectively, the Roseton Transfer Agreement and the Danskammer Transfer Agreement.

123.        “RCM” means Resources Capital Management Corporation.

124.        “Rejection Claim Bar Date” means the deadline to file a Proof of Claim for damages arising from the rejection of an Executory Contract or Unexpired Lease.

125.        “Rejection Order” means the order entered by the Bankruptcy Court on December 20, 2011 [Docket No. 227] (as amended by an order entered by the Bankruptcy Court on December 28, 2011 [Docket No. 273]), which, among other things, approved the rejection of the Roseton Facility Lease and the Danskammer Facility Lease.

126.        “Released Parties” means (a) the Operating Debtors; (b) Dynegy and each of its Affiliates; (c) the members of the Committee (solely in their capacity as such); (d) the Lease Trustee; (e) U.S. Bank National Association, in its individual capacity; (f) the Directing Lease Certificate Holder Parties; (g) the PSEG Entities; (h) the Buyers; (i) the DIP Lender; (j) the present and former directors, officers, managers, equity holders, agents, successors, assigns, attorneys, accountants, consultants, investment bankers, bankruptcy and restructuring advisors, financial advisors, and each of their affiliates with respect to each of (a) through (i); and (k) any Person claimed to be liable derivatively through any of the foregoing.

127.        “Reserve Estimate” means the amount of funds necessary to fund the Reserves for payments pursuant to the Plan, which amounts shall be reasonably acceptable to the Committee and the Lease Trustee.  For the avoidance of doubt, the Reserve Estimate will reflect (i.e., not include) amounts paid, on or prior to the Effective Date, by the Operating Debtors or Plan Administrator in accordance with the Plan.

128.        “Reserves” means the reserves provided for in this Plan, except for the Excess Cash Reserve and Fee Claims Reserve, but including the Administrative and Secured Claims Reserve, the Priority Tax Claims Reserve, the Priority Claims Reserve, the Disputed General Unsecured Claims Reserve and the Post-Effective Date Reserve, each of which shall be in an amount reasonably acceptable to the Committee and the Lease Trustee.

129.        “Roseton APA” means the Asset Purchase Agreement, dated as of December 19, 2012, by and between LDH U.S. Asset Holdings LLC as buyer, and Dynegy Roseton as seller.

130.        “Roseton Buyer” means LDH U.S. Asset Holdings LLC as buyer under the Roseton APA.

131.        “Roseton Cash Consideration” means the $19.5 million in Cash consideration paid by the Roseton Buyer pursuant to the Roseton APA.

132.        “Roseton Facility” means Dynegy Roseton’s power generation facilities, including all of the power generation units and other structures and equipment, the related land and all other assets related to the operation thereof.

133.        “Roseton Facility Lease” means that certain Facility Lease Agreement, dated as of May 8, 2001, between Roseton OL LLC, as Owner Lessor, and Dynegy Roseton, as Facility Lessee, pertaining to Units 1 and 2 of the Roseton Power Station in Newburgh, New York.

134.        “Roseton Lease Documents” means, collectively, (a) the Participation Agreement, dated as of May 1, 2001, among Dynegy Roseton, Roseton OL LLC, Wilmington Trust Company, not in its individual capacity except as expressly provided therein but solely as Lessor Manager, Roseton OP LLC, The Chase Manhattan Bank, not in its individual capacity but solely as Lease Indenture Trustee and The Chase Manhattan Bank, not in its individual capacity but solely as Pass Through Trustee, (b) the Roseton Facility Lease, and (c) the other “Operative Documents” as defined in Appendix A to the Participation Agreement.

135.        “Roseton Transfer Agreement” means that certain Transfer Agreement, dated as of January 14, 2013, providing for the transfer by certain of the PSEG Entities of all of their respective right, title and interest in and to the Roseton Facility assets to Dynegy Roseton.

136.        “Sale Order” means the order entered by the Bankruptcy Court approving the Sale Transactions [Docket No. 1253].

137.        “Sale Proceeds” means the Roseton Cash Consideration and the Danskammer Cash Consideration.

138.        “Sale Transactions” means the sales of the Facilities, including all of the Operating Debtors’ and the PSEG Entities’ interests in the Facilities, in accordance with the terms and conditions of the Settlement Agreement, the Sale Order, the PSEG Transfer Agreements, the APAs and any other order of the Bankruptcy Court approving such sales.

139.        “Schedule of Assumed and Assigned Executory Contracts and Unexpired Leases” means the schedule described in Section 7.1 of the Plan which shall be filed as part of the Plan Supplement.

140.        “Schedules” means, unless otherwise stated, the schedules of assets and liabilities and list of Equity Interests and the statements of financial affairs filed by the Operating Debtors with the Bankruptcy Court, as required by section 521 of the Bankruptcy Code and in conformity with the Official Bankruptcy Forms of the Bankruptcy Rules, as such schedules and statements have been or may be amended or supplemented from time to time in accordance with Bankruptcy Rule 1009.

141.        “Secured Claim” means:  (a) a Claim (including, but not limited to, a Claim for real property taxes secured by either of the Facilities) secured by a lien on any Assets of the Operating Debtors or their respective Estates (as applicable), which lien is valid, perfected, and enforceable under applicable law and is not subject to avoidance under the Bankruptcy Code or applicable non-bankruptcy law, and which is duly established in the Chapter 11 Cases of the Operating Debtors, as applicable, but only to the extent of the value of the holder’s interest in the collateral that secures payment of the Claim; (b) a Claim that is subject to a valid right of recoupment or setoff under section 553 of the Bankruptcy Code, but only to the extent of the Allowed amount subject to recoupment or setoff as provided in section 506(a) of the Bankruptcy Code; and (c) a Claim deemed or treated under the Plan as a Secured Claim; provided, however, that, to the extent that the value of such interest is less than the amount of the Claim which has the benefit of such security, the unsecured portion of such Claim shall be treated as a General Unsecured Claim unless, in any such case the class of which such Claim is a part makes a valid and timely election in accordance with section 1111(b) of the Bankruptcy Code to have such Claim treated as a Secured Claim to the extent Allowed.

142.        “Settlement Agreement” means that certain Amended and Restated Settlement Agreement, dated as of May 30, 2012, by and among Dynegy, DGIN (as defined in the Settlement Agreement), Dynegy Coal Holdco, LLC, each of the DH Debtors (as defined in the Settlement Agreement, the Consenting Senior Noteholders (as defined in the Settlement Agreement), the PSEG Entities, the Consenting Subordinated Noteholders (as defined in the Settlement Agreement), the Lease Trustee, and the Subordinated Notes Indenture Trustee (as defined in the Settlement Agreement, as approved by the Settlement Order, as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms [Docket No. 739].

143.        “Settlement Order” means the order of the Bankruptcy Court approving the Settlement Agreement [Docket No. 758].

144.        “Solicitation Agent” means Epiq, which was designated by order of the Bankruptcy Court to act as the Operating Debtors’ agent in soliciting the Plan and tabulating votes in connection with the Plan.

145.        “Transaction Documents” means, collectively, the Transaction Agreements (as defined in the Roseton APA) and the Transaction Documents (as defined in the Danskammer APA).

146.        “U.S. Trustee” means the United States Trustee for the Southern District of New York.

147.        “Unexpired Lease” means a lease entered into before the Petition Date to which one or more of the Operating Debtors is a party that remains subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

148.        “Unimpaired” means, when used in reference to a Claim, a Claim that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

149.        “Voting Deadline” means the date ordered by the Bankruptcy Court to serve as the voting deadline for submission of Ballots with respect to the Plan, which date shall be [            ], 2013 at [    :         .m.] (ET).